Exhibit 10.9

RBC INVESTOR SERVICES TRUST SINGAPORE LIMITED

(in its capacity as trustee of ESR-REIT)

CYBEROPTICS (SINGAPORE) PRIVATE LIMITED

TENANCY AGREEMENT

21 Ubi Road 1 #02-01

Singapore 408724

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THIS TENANCY AGREEMENT is made on

Between:

(1)                                        The Landlord:            As defined in Item 2 of Schedule 2.

(2)                                        The Tenant:               As defined in Item 3 of Schedule 2.

This Agreement Witnesseth as follows:

1.                  Terms And Interpretation

1.1              Capitalised words and expressions used in this Agreement shall have the meanings set out in Schedule 1 unless the context requires otherwise.

1.2              The rules of interpretation set out in Schedule 1 apply to this Agreement unless the context requires otherwise.

2.                  Letting

2.1            Letting:  Subject always to the Head Lessor’s approval to this Agreement, the Landlord lets the Premises to the Tenant for the Term and the Tenant agrees to pay to the Landlord the Rent and Service Charge, in each case, subject to the rest of this Agreement.

2.2            Fitting Out Period: The Landlord shall grant to the Tenant a rent-free fitting out period for the duration specified in Item 1 of Schedule 2 (“Fitting Out Period”), such Fitting Out Period to commence on the Possession Date, subject to the following conditions:

(a)               during the Fitting Out Period, the Tenant shall have access to the Premises as a licensee and subject to Clause 2.2(d) the Tenant shall:

(i)     save for the payment of Rent and Service Charge, observe and perform its obligations imposed by the covenants and conditions in this Agreement as if this Agreement had commenced on the Possession Date. For the avoidance of doubt, the Tenant’s obligations to make payment in respect of Utilities, car park charges and any other sums due under this Agreement continue during the Fitting Out Period; and

(ii)       indemnify the Landlord against all claims, demands, actions, proceedings, judgments, damages, losses, costs and expenses of any nature which the Landlord may suffer or incur for death, injury, loss and/or damage caused by the Tenant to or at the Premises.

(b)           during the Fitting Out Period, the Landlord shall have the same rights and remedies in respect of any breach of obligations imposed on the Tenant by the covenants and conditions in this Agreement as if this Agreement had commenced on the Possession Date;

(c)           any delay by the Tenant in taking possession of the Premises shall not be a ground for postponing the commencement of the Fitting Out Period and the Tenant shall be deemed to have taken possession of the Premises on the Possession Date;

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(d)           at the expiry of the Fitting Out Period, the Tenant shall be the tenant of the Premises and where the Landlord has not already done so, the Landlord shall be deemed to have delivered to the Tenant exclusive possession of the Premises on the Term Commencement Date;

(e)          without prejudice to Clause 4.12, the Tenant shall furnish to the Landlord the as-built drawings for any alterations and additions carried out to the Premises within two months after the expiry of the Fitting Out Period; and

(f)        in the event that this Agreement is prematurely terminated by the Tenant for any reason whatsoever, then without prejudice to any other rights of the Landlord, the Tenant shall compensate and pay to the Landlord on demand, and in addition to any remedies or compensation that the Landlord may be entitled to, including the payment of the sum referred to in Clause 11.2, an amount equivalent to the Rent and Service Charge which would have been payable during the Fitting Out Period, for the entire duration of the Fitting Out Period.

2.3              Rights:

(a)               The Premises are let with the benefit of the following rights:

(i)      The right for the Tenant to ingress and egress to and from the Premises, in, over and along all the usual entrances, landings, and passage ways, such rights being only so far as necessary as the Landlord can lawfully grant;

(ii)       The right for the Tenant to free and uninterrupted use of all Conducting Media, as is necessary for the enjoyment of the Premises;

(iii)       The right for the Tenant to use the Common Area to pass to and from the Premises only to the extent that it is necessary;

(iv)       The right for the Tenant to use the toilet facilities in the Common Area; and

(v)       The right for the Tenant to enjoy the benefit of the air-conditioning system (if any) installed in the Common Area.

(b)               The rights mentioned in Clause 2.3(a) above may also be exercised by:

(i)       Any persons authorised by the Tenant but only for proper purposes connected with the use or enjoyment of the Premises; and

(ii)       The Landlord, persons authorised by the Landlord and other persons similarly entitled.

2.4              Exceptions:

(a)               The letting is subject to the following rights of the Landlord:

(i)       to run the Utilities and air-conditioning services and other services through the Conducting Media in the Premises;

(ii)       to enter the Premises in accordance with the provisions of this Agreement;

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(iii)       of support and protection enjoyed by the other parts of the Building;

(iv)    to erect scaffolding and/or protective barriers for renovating, retrofitting, refurbishing, altering, repairing, cleaning or painting the Building even if the scaffolding temporarily restricts access to or the use and enjoyment of the Premises;

(v)       the right to light, air, support, protection, shelter and all other easements and rights now or after the date of this Agreement belonging to or enjoyed by other parts of the Building;

(vi)       to build upon, alter, rebuild, develop or use the land adjoining the Building even if this affects the light and air coming to the Premises or causes nuisance, damage, annoyance or inconvenience to the Tenant or occupier of the Premises by noise, dust, vibration or otherwise provided this does not materially affect the Tenant’s ability to use the Premises in accordance with this Agreement; and

(vii)     the right at any time to carry out any works (whether of repair or otherwise) which the Landlord is liable under this Agreement, including but not limited to an annual power supply shut down for inspection and maintenance.

(b)               The rights mentioned in Clause 2.4(a) above may also be exercised by any persons authorised by the Landlord or any person who is or who becomes entitled to exercise them.

2.5              Head Lessor Approval:

(a)           This Agreement is subject to approval being granted from the Head Lessor. In the event that the Head Lessor’s approval is not granted, then this Agreement shall be deemed null and void and the Landlord shall return any monies paid by the Tenant hereunder without interest (save for stamp duty or other taxes paid by the Tenant) and thereafter, no Party shall have any claim against each other in respect of any loss, damage, costs and/or expense arising out of or in connection with this Agreement. The Tenant shall apply to the relevant Authorities for a refund of the stamp duty or other taxes paid by the Tenant, as may be allowed by the relevant Authorities and the Landlord shall not be liable to return these sums to the Tenant.

(b)            In addition, during the Term, the Landlord, where it deems necessary, shall submit additional subletting applications in respect of this Agreement to the Head Lessor in accordance with the prevailing requirements of the Head Lessor (“Subletting Applications”). In the event that the Head Lessor’s approval is not obtained for any one of the Subletting Applications, Clause 15.3 shall apply.

2.6          State and Condition: The Tenant shall take possession of the Premises on an “as is where is” basis and the Tenant shall be deemed to have inspected the Premises on or before the Possession Date and have notice of and to be satisfied as to its state and condition. The Landlord makes no warranty or representation whether express or implied as to the state, condition, purpose or fitness of the Premises for the Tenant’s intended usage or intended Alterations and Additions to the Premises and shall be under no liability in respect thereof.

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3.                  Tenant's Payment Obligations

3.1              Rent and Service Charge: The Tenant must pay the Rent and the Service Charge monthly in advance with the first payment of the Rent and Service Charge payable on the execution of this Agreement and:

(a)               if the Term Commencement Date falls on the first day of a calendar month, the first payment of Rent and Service Charge shall be equivalent to the Rent and Service Charge for that calendar month; or

(b)               if the Term Commencement Date falls on a day other than the first day of a calendar month, the first payment of the Rent and Service Charge shall be equivalent to the aggregate of (aa) the Rent and Service Charge pro-rated for that calendar month in which the Term Commencement Date occurs and (bb) the Rent and Service Charge for the calendar month immediately following the calendar month in which the Term Commencement Date occurs, and thereafter all monthly payments of Rent and Service Charge shall be made on the first day of each calendar month.

3.2              Service Charge review:

(a)               The Landlord is entitled to change the amount of the Service Charge from time to time by giving notice to the Tenant of the new amount (“Landlord’s Notice”) provided that the new amount must be reasonably reflective of any increase in costs to the Landlord in relation to the Property.

(b)               Where the Landlord exercises its right to change the amount of the Service Charge, the Tenant must pay the revised Service Charge from the date specified in the Landlord’s Notice as follows:

(i)       If the date of increase of the Service Charge specified in the Landlord’s Notice is a date on or before the date of issuance of the Landlord’s Notice, the total amount of the increase is payable by the Tenant immediately upon the Tenant’s receipt of the notice by the Landlord; and

(ii)       The increased Service Charge for the period after the issuance of the Landlord’s Notice shall be the applicable Service Charge until further increased by the Landlord under this Clause 3.2.

(c)              Where the Landlord exercises its right and increases the amount of the Service Charge or where the Rent has increased from one period to the next, the Landlord is entitled to require the Tenant to pay to the Landlord an additional amount by way of security deposit so that the Security Deposit remains the same multiple of the Rent and Service Charge then applicable.

(d)               The calculation of the new amount of Service Charge by the Landlord notified to the Tenant shall be final and binding on the Tenant.

3.3              Security Deposit:

(a)               On the execution of this Agreement, the Tenant shall pay to the Landlord the Security Deposit by way of bank cheque or electronic transfer to the Landlord’s bank account.

(b)               The Tenant shall maintain the Security Deposit throughout the term of this Agreement:

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(i)      as security for the due observance and performance by the Tenant of each and every term, covenant, condition, stipulation and obligation on the part of the Tenant under this Agreement; and

(ii)       to secure or indemnify the Landlord against:

(A)               any loss or damage resulting from any default by the Tenant under this Agreement; and

(B)               any claim by the Landlord at any time against the Tenant in relation to any matter arising out of or in connection with the Premises;

whether or not this Agreement is existing.

(c)           In addition to and without prejudice to the rights of the Landlord at law, in equity or under this Agreement, if the Tenant shall at any time fail to observe or perform any of the terms, covenants, conditions, stipulations and obligations on the part of the Tenant under this Agreement or if the Tenant is liable under any indemnity in this Agreement, the Landlord may, at its option, appropriate and apply all or any part of the Security Deposit held by the Landlord towards payment in respect of such failure or liability, including payment for all and any outstanding Rent, Service Charge or reimbursement or to compensate for loss or damage or provide for any contingent liability under this Agreement.  Any appropriation by the Landlord of the Security Deposit shall not be deemed to be a waiver by the Landlord of any non-payment, non-performance or liability on the part of the Tenant and shall not preclude the Landlord from exercising any of its other rights and obligations in this Agreement.

(d)          In the event the Landlord appropriates or applies the Security Deposit in accordance with this Clause 3.3, the Tenant shall immediately on demand pay to the Landlord an amount sufficient to restore the Security Deposit to its full amount.

(e)         The Security Deposit shall be refunded to the Tenant without interest after the expiry of the Term provided that the Tenant has duly performed and observed all of its covenants, conditions, stipulations and obligations under this Agreement to the satisfaction of the Landlord. Notwithstanding any other provision in this Agreement, the Landlord does not hold the Security Deposit on trust for the Tenant.

(f)               The Tenant must not set-off any Rent, Service Charge, reimbursement or other payment to be made by the Tenant to the Landlord against the Security Deposit.

(g)          If, at any time during the Term, pursuant to the financial due diligence carried out by the Landlord based on the latest Financial Statements furnished by the Tenant, the Landlord determines in its absolute discretion that the credit rating of the Tenant is unsatisfactory, the Landlord may increase the amount of Security Deposit payable by the Tenant under this Agreement by notice in writing. Upon receipt of the notice, the Tenant shall immediately pay to the Landlord an amount sufficient to increase the amount held by the Landlord to the full amount of Security Deposit stipulated by the Landlord in the said notice.

3.4              Utilities:

(a)          The Tenant shall pay all charges including any taxes now or in the future imposed, in respect of Utilities supplied to the Premises including all hire charges for any equipment or appliances supplied to the Tenant for such Utilities, whether by a direct payment to the Utilities supplier, by reimbursing the Landlord or by paying the Landlord for such Utilities.

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(b)               If the Tenant is the account holder for the Utilities and has a direct contractual relationship with the Utilities supplier:

(i)       the Tenant must pay all charges promptly to the supplier; and

(ii)       if the Landlord, in its discretion, pays such charges, the Tenant must reimburse the Landlord promptly.

(c)             If the Landlord is the account holder for the Utilities and has a contractual relationship with the Utilities supplier, the rate for such Utilities shall be charged at the tariff rate published by SP Services Ltd, and the Landlord shall be entitled to determine the supplier or suppliers of such Utilities from time to time in its absolute discretion.

(d)            Where the Landlord is the account holder for the Utilities, the Tenant must pay to the Landlord a proportionate part of the Utilities charges (including any applicable GST thereon) which are determined by the Landlord to be attributable to the Premises. The Utilities charges (including any applicable GST thereon) payable by the Tenant will be calculated by the Landlord and notified to the Tenant by way of an invoice from the Landlord. The statement is final and binding on the Tenant as to the amount stated.

(e)             Without prejudice to the provisions of this Clause 3.4, the Tenant shall, where required by the Landlord, at its own costs and expenses engage a Qualified Licenced Plumber and the Licenced Electricity Worker to install a water and electricity meter for the Premises.

(f)             Any costs in connection with the opening of account, upgrading or supply of any Utilities to the Premises, as may be required by the Tenant, shall be borne by the Tenant and the Tenant shall reimburse the Landlord immediately on demand should the Landlord pay such costs.

(g)            On the execution of this Agreement, the Tenant shall pay the Utilities Deposit to the Landlord by way of bank cheque or electronic transfer to the Landlord’s bank account. Without prejudice to any other right, the Landlord may apply the Utilities Deposit for payment of any outstanding Utilities charges payable by the Tenant. If the Landlord so applies the Utilities Deposit during the Term, the Tenant must immediately pay to the Landlord a sum sufficient to replace the sum so applied. The Utilities Deposit shall be refunded to the Tenant without interest after the expiry of the Term less any part of the Utilities Deposit required to pay any outstanding Utilities Charges payable by the Tenant, and without prejudice to the Landlord’s other rights.

(h)               The Landlord is entitled to increase the Utilities Deposit payable by the Tenant if it deems in its absolute discretion that the Utilities Deposit is insufficient:

(i)       based on an annual review of the utilities deposits payable by the tenants at the Property; or

(ii)      based on a review, conducted by the Landlord from time to time, of the consumption of Utilities by the Tenant, by issuing a written notice stating the new Utilities Deposit payable by the Tenant. The Tenant shall, within (7) days of the date of issue of the written notice, pay such amount as to increase the amount of Utilities Deposit held by the Landlord to the amount specified in the written notice issued by the Landlord. The new Utilities Deposit notified by the Landlord to the Tenant shall be final and binding on the Tenant.

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3.5              Costs and Expenses:

(a)               The Tenant agrees to pay the Landlord on a full indemnity basis and immediately on demand:

(i)       all the Landlord’s costs and expenses incurred in taking any action to rectify any breach of this Agreement by the Tenant;

(ii)       all the Landlord's legal costs and expenses incurred in enforcing any provision of this Agreement in the event of a breach by the Tenant;

(iii)      all the Landlord's costs and expenses including solicitors' costs, costs of the Landlord's architect, engineer, surveyor and other consultants, sublet consent fees, administrative fees and other fees, taxes, or charges in connection with (A) applications for subletting or any other application made by the Tenant for any consent or approval required under this Agreement whether or not such consent or approval is granted or given; (B) supervising or implementing the terms of any consent or approval including that given under Clause 4.5; and

(iv)       all stamp duties in respect of agreements entered into in relation to this Agreement.

(b)              Each party shall bear their own expenses (legal or otherwise) incurred in the preparation and execution of this Agreement and the Tenant shall bear all stamp duties in respect of this Agreement, including reimbursing the Landlord should the Landlord pay such stamp duties.

3.6             Sanitary and Plumbing Facilities:  All costs and expenses incurred by the Landlord in connection with plumbing works done in the Premises shall be borne by the Tenant and paid immediately upon notice from the Landlord to the Tenant.

3.7              Property Tax

(a)             The Tenant must pay any additional property tax imposed by the relevant authority (including any retrospective revisions made after the Term Commencement Date) on the Premises in respect of the Term, which is over and above the Base Property Tax payable by the Landlord in respect of each year of the Term under Clause 10.4 below. The Landlord shall notify the Tenant of such additional property tax and the Landlord’s computation shall be conclusive and binding, save for manifest error. Such additional property tax will be recoverable from the Tenant as if it is rent.

(b)               The liability of the Tenant to pay the additional property tax in respect of the Term will not be affected by the expiry or earlier termination of this Agreement.

(c)                Objection to any assessment of annual value or imposition of property tax on the Premises during the Term may only be made by the Landlord in its sole discretion.

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3.8              Other payment provisions

(a)               No Set-off: The Tenant shall pay the Rent, the Service Charge, reimbursements and other payments required of it under this Agreement, at the times and in the manner specified in this Agreement without any deduction, set-off or demand whatsoever. In particular, there shall be no abatement of such payments to be made by the Tenant to the Landlord by reason of any claim by the Tenant against the Landlord whether for non-performance or breach of the Landlord's obligations under this Agreement or otherwise. For the avoidance of doubt, the Tenant must not claim or exercise any right to withhold any payment to be made to the Landlord or to legal or equitable set-off.

(b)          GIRO: The Tenant shall pay the Rent, Service Charge, reimbursement and other payments required of it under this Agreement, to the Landlord by way of GIRO payments to the Landlord’s bank account. The Tenant acknowledges that Rent and Service Charge are likely to be deducted on the first working day of the month, and sublet consent fees and Utilities charges will be deducted on the 23rd day of every month. Notwithstanding the above, the Tenant acknowledges that the GIRO deduction dates stated herein are subject to change by the Landlord upon prior written notice. All bank charges levied in respect of any unsuccessful GIRO deductions together with an administrative charge (subject to applicable GST) of Singapore Dollars Twenty (S$20), shall be borne by the Tenant. The Landlord reserves the right to increase the said administrative charge from time to time in its absolute discretion.

(c)            Application of sums: Any sums received by the Landlord from the Tenant towards payment or part payment of the Outstanding Debt may be applied at the Landlord's sole and absolute discretion, in or towards payment of any part of the Outstanding Debt and such application by the Landlord shall override any directions given by the Tenant that such sums be specifically applied in or towards satisfaction of any particular portion or specific items or part thereof of the Outstanding Debt.

(d)          GST:  The Tenant shall pay any tax levied on the supply of goods and services or such taxes or impositions, by whatever name called, levied or imposed by the appropriate government authority on the Rent, Service Charge and any other payments required of the Tenant under this Agreement or under any Applicable Law.

(e)            Interest:  In addition and without prejudice to any other right, power or remedy of the Landlord if the Rent, Service Charge, reimbursement or other payment required of the Tenant under this Agreement is not paid within fourteen (14) days after the same shall have become due (whether any formal demand has been made or not) then the Tenant shall pay to the Landlord interest at the rate of twelve per cent (12%) per annum (“Interest”) accruing and accumulating daily for the period commencing on the date on which such monies fall due for payment up to the date on which such monies are actually paid to the Landlord. The Landlord shall be entitled to recover any monies payable by the Tenant to the Landlord in connection with this Agreement and such Interest on the Rent and/or such monies payable as if such monies payable and such Interest were rent in arrears.

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(f)                  Survey: The Landlord shall be entitled, in its sole and absolute discretion, to carry out a survey of the Premises. All sums (including Rent & Service Charge) payable to the Landlord under this Agreement which are calculated based on the Floor Area of the Premises shall be subject to adjustment upon survey by the Landlord’s surveyor, whose determination shall be final and conclusive.  If upon survey, the Floor Area shall be more or less than that stated in Item 6 of Schedule 2, the sums payable under this Agreement which are calculated based on the Floor Area of the Premises shall be adjusted proportionately to take effect from the Term Commencement Date. In case of any works, extensions or Alterations and Additions from time to time which shall, in the Landlord’s opinion, affect the Floor Area, the Floor Area shall be subject to re-survey. All sums payable to the Landlord under this Agreement calculated based on the Floor Area of the Premises shall then be re-calculated by reference to the re-surveyed floor area with effect from the date of completion of such works, extensions, or Alterations and Additions. Any adjustments shall be paid by the Tenant to the Landlord or vice versa, as the case may be, free of Interests, costs or compensation, within fourteen (14) days of written demand for such payment. In the event the surveyed Floor Area is less than that specified in Item 6 of Schedule 2, then the Tenant shall apply directly to the relevant Authorities for a refund of such amount of taxes or impositions paid by the Tenant on the Rent and Service Charge as may be allowed by the relevant Authorities. The Landlord shall not be liable to reimburse the Tenant for any amount of taxes or impositions paid by the Tenant under this Agreement.

4.                  Tenant’s Use of Premises

4.1              Permitted Use:  Unless otherwise permitted by the Landlord, Head Lessor and the Authorities, the Tenant shall at all times only use the Premises strictly for the use specified in Item 10 of Schedule 2 and the Tenant shall under no circumstances use the Premises or the Property for activities listed under Schedule 4.

4.2              No Cooking or Sleeping:  The Tenant shall not, without the written consent of the Landlord, Authorities or Head Lessor, use the Premises for the cooking or the preparation of food and shall not permit any one to sleep or reside in the Premises but shall keep the Premises securely fastened and locked at all times when it is unattended.

4.3              Use of Lifts:

(a)               The Tenant shall ensure that the use of the lifts does not exceed the permissible load limits prescribed for such lifts.

(b)               Where service and/or cargo lifts are available, the Tenant shall not permit the contractors, workmen or cleaners (with or without equipment tools) engaged by the Tenant to use the passenger lifts of the Building and shall ensure that they use only the service and/or cargo lifts.

4.4              No Auction or Prohibited Trade:

(a)               The Tenant shall not use the Premises for an auction sale or to conduct any sale described as a bankruptcy sale or closing down sale or any sale carrying a description which in the opinion of the Landlord has a negative impact on the Premises and Building.

(b)               The Tenant shall not use the Premises for any gambling or any unlawful, immoral, improper, noxious, noisy or offensive purpose, act, trade, business, occupation or calling and shall not do anything which may become a nuisance to or cause annoyance, grievance, damage or disturbance to or give cause for reasonable complaint from the Landlord, the tenants or occupants of the Property or of other buildings adjoining the Property.

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4.5               No Overloading:  The Tenant shall not without the prior written consent of the Landlord at any time load any part of the floors of the Premises to a weight greater than the permissible load limits prescribed in the relevant building plans or approved by the Authorities for the respective floors (or such other weight as may be prescribed by the Landlord) and shall when required by the Landlord distribute any load on any part of the floor of the Premises in accordance with the directions and requirements of the Landlord, and in the interpretation and application of the provisions of this Clause relating to loading requirements the decision of the surveyor or engineer or architect of the Landlord shall be final and binding upon the Tenant.

4.6              Not to Interfere with Mechanical and Electrical and other Systems:  The Tenant shall not use any heating or cooking devices or any other devices, equipment or machines which may interfere with the efficient running of the lift system, lighting, or power system or any other mechanical or electrical system or apparatus in or serving the Building.

4.7              No Disturbing Noises:  The Tenant shall not produce any music, sound or noise which is or may be a nuisance or annoyance to the Landlord or to tenants or occupiers of the Property or buildings adjacent to the Property.

4.8              Not to Cause any Odours and Fumes:  The Tenant shall not burn or cause any odours or smells to be produced or to permeate or emanate from the Premises which are in the Landlord's opinion offensive or unusual.  The Tenant shall take necessary measures to ensure proper ventilation and to prevent smoke fumes or unpleasant odours and/or leakage of any substances or materials from or into the Premises.

4.9              No Animals:  The Tenant shall not keep any animals, fishes, reptiles, birds, insects, pests, vermin or other livestock whatsoever in or about the Premises and shall take all reasonable precautions to keep the Premises free of rodents, insects and other pests.

4.10          Signs and Advertisements:

(a)               The Tenant shall not affix, paint, attach or otherwise exhibit in or on any part of the Premises any new sign, device, furnishing, ornament, announcement, placard, poster, light, display, advertisement, nameplate, flag, flag pole, or any other object unless approved in writing by the Landlord and at such location as shall be approved by the Landlord.

(b)               The Tenant shall obtain at its own cost and expense all approvals, permits and licences from the Authorities for the display of any nameplate or signboard approved by the Landlord.  In this respect, the Landlord shall assist the Tenant in the submission and application by endorsing on such plans previously approved by the Landlord and all costs and expenses, if any, shall be borne by the Tenant.

(c)                All installation costs and the electricity costs in respect of any nameplate or signboard shall be borne solely by the Tenant.

(d)               The Tenant shall not erect or install any sign, device, furnishing, ornament or object which is visible from the street or from any other building and which, in the opinion of the Landlord is incongruous or unsightly or may detract from the appearance of the Premises, Building or Property.

(e)               Upon written request of the Landlord, the Tenant shall immediately remove anything it may have done in contravention of this Clause 4.10.

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(f)                  Where the Tenant removes any sign, device, furnishing, ornament or object from the Building or the Property the Tenant shall reinstate the walls and surfaces to which the sign, device, furnishing, ornament or object was affixed or attached, and shall repair any damage to the Building or Property caused by such removal.

4.11          No Adverse Publicity:  The Tenant shall not advertise the Tenant's business or participate in any form of publicity or promotion which the Landlord in its absolute discretion considers detrimental to the Property and/or the reputation of the Landlord.

4.12          Additions and Alterations:

(a)               The Tenant shall not, without the prior written consent of the Landlord and, where required, Head Lessor and relevant Authorities:

(i)       make or permit any alterations or additions to or affecting the structure or exterior of the Premises or the appearance of the Premises as seen from the exterior;

(ii)       paint the Premises;

(iii)       make any additions or alterations to or exert any force or load on the curtain wall, its frame structure and all its related parts or place or affix any structures, articles or materials on it;

(iv)       install any fixtures in the Premises or remove any existing fixtures from the Premises,

(“Additions and Alterations”).

(b)               For the purposes of this Clause, Additions and Alterations shall include but not be limited to any works relating to:

(i)       internal partitions, floors and ceilings within the Premises;

(ii)       electrical wiring, conduits, light fittings and fixtures;

(iii)       air conditioning installations, ducts and vents;

(iv)       fire protection devices;

(v)       all electricity, plumbing and gas installations, pipes, apparatus, fittings and fixtures;

(vi)       all mechanical and electrical engineering works.

(c)                In seeking the Landlord’s consent under Clause 4.12(a), the Tenant shall:

(i)       submit to the Landlord all plans, layouts, designs, drawings, specifications and proposal for materials relating to all such Additions and Alterations;

(ii)       provide the Landlord with copies of all consents required from the Head Lessor and/or the Authorities, which shall be accompanied by a statement from the Tenant that the consents provided are exhaustive of all consents required by the Tenant for the Additions and Alterations contemplated for the Premises;

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(iii)       provide the Landlord, its Representatives, contractors and consultants with access to the Premises for the purpose of considering the proposal;

(iv)       provide the Landlord with any other information the Landlord requires including any reports or statements from architects, surveyors, or other professionals.

(d)               For the avoidance of doubt, other provisions of this Agreement continue to apply in addition to this Clause 4.12, including:

(i)       Clause 3.5 (Costs and Expenses) on the Tenant’s obligation to pay the Landlord’s costs incurred in relation to the Tenant’s application for consent;

(ii)       Clause 7.4 (Comply with Head Lease) on the Tenant’s obligation to comply with the Head Lease and therefore seek any consents that are required; and

(iii)       Clause 11.4 (The Landlord’s Right to Rectify) on the Landlord carrying out rectification at the Tenant’s cost and expense.

(e)               The Tenant shall carry out and complete all Additions and Alterations:

(i)       in accordance with plans, layouts, designs, drawings, specifications and using materials approved by the Landlord;

(ii)       in a good and workmanlike manner;

(iii)       in accordance with all planning and other consents referred to in Clause 4.12(a);

(iv)       in compliance with Applicable Law; and

(v)       in compliance with the Additions and Alterations Guidelines and the reasonable requirements of the Landlord's consultants.

(f)                  The Tenant shall, in connection with the Additions and Alterations:

(i)       remove all waste material and debris from the Property in a manner satisfactory to the Landlord; and

(ii)       make good to the satisfaction of the Landlord all damage to the Property resulting from the execution of the Additions and Alterations;

(g)               The Tenant undertakes to ensure that any such proposed Additions and Alterations shall be in compliance with all Applicable Law and shall, furnish to the Landlord copies of all necessary permits, consents, licences, certificates and other approvals for the proposed Additions and Alterations. All planning and other consents necessary or required pursuant to the provisions of any Applicable Law for any Alteration or Addition to the Premises, shall be applied for and obtained by the Tenant at the Tenant's own cost and expense, such expenses to be paid immediately by the Tenant when they fall due.

(h)               In addition to insurance it is required to maintain under Clause 14.1, the Tenant shall effect and maintain comprehensive risk insurance policies and public liability policies, from the period of the commencement of works to effect the Additions and Alterations, with an insurance company in Singapore approved by the Landlord. Copies of such policies shall be furnished to the Landlord by the Tenant without demand, prior to the commencement of such works.

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(i)                  The Tenant shall submit to the Landlord as-built drawings relating to all such Alterations and Additions or other works. If the Tenant fails to do so, the Landlord shall be entitled to take all action necessary (including engaging consultants to make necessary inspections and to prepare the relevant as-built drawings and making payments to the Tenant’s consultants). All costs and expenses so incurred by the Landlord together with Interest from the date of expenditure until the date they are paid by the Tenant to the Landlord shall be recoverable from the Tenant as if they were rent in arrears.

5.                  Tenant’s Upkeep Obligations

5.1              Keep in Tenantable Repair:

(a)               The Tenant shall at all times keep the Premises clean and in a good and tenantable repair and condition (fair wear and tear excepted), including:

(i)       the structures within the Premises, the interior, the flooring, the interior plaster or other surface material or rendering on the walls and ceilings;

(ii)       the fixtures and fittings, all doors, windows, glass, locks, fastenings, installations and fittings for light and power;

(iii)       the Conducting Media within the Property and serving the Premises, sanitary, water, gas and electrical apparatus and fire detection and fire-fighting installations in the Premises;

(iv)       all improvements, alterations and additions to the Premises; and

(v)       the Landlord's fixtures, fittings and appurtenances in the Premises.

(b)               In addition to and without prejudice to the other provisions of this Agreement, the Tenant shall at all times, at the Tenant’s cost and expense, comply with the provisions set out in Schedule 3.

(c)                The Tenant shall be wholly responsible if any damage or injury is caused to the Landlord or to any person whomsoever directly or indirectly on account of the condition of any part of the interior of the Premises (including flooring, walls, ceiling, doors, windows, curtain wall and its related parts including fluoro-carbon coating thereon (if any) and other fixtures) and the Premises.  In the interpretation and application of the provisions of this sub-clause, the decision of the surveyor or architect of the Landlord in relation to property damage shall be final and binding upon the Tenant.

5.2              To Make Good Damage to Premises:  Subject to Schedule 3, the Tenant shall make good any breakage, defect or damage to the Premises and any other part of the Building or to any facility or appurtenances thereof or to any glass window, glass door, glass wall or glass panel of the Premises or the Building and all damaged or broken lighting, electrical equipment (including light bulbs and fluorescent tubes) and plumbing installed in or about the Premises or the Building caused by the Tenant or its Representatives.

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5.3              Cleaning, Servicing and Landscaping:

(a)               The Tenant shall regularly clean, service and maintain all fixtures, fittings, installations and appliances in or serving the Premises including but not limited to ventilation system, gas valves, sanitary and waste pipes and domestic waste water pipes (if applicable).

(b)               The Tenant shall pay on demand to the Landlord the costs and expenses incurred by the Landlord in cleaning any drains and pipes choked or blocked up to the extent this is due to the negligent act or omission or default of the Tenant or its Representatives.

(c)                The Tenant shall keep the Premises clean and free from dirt and rubbish and throw all trade waste, debris, dirt and rubbish (and in particular wet waste) in proper receptacles and shall arrange for the regular removal thereof from the Premises.

(d)               The Landlord shall not be liable for any misconduct or negligent acts or defaults of the said cleaning contractor or contractors.

5.4              Notice of Damage:  The Tenant shall give notice in writing forthwith to the Landlord of:

(a)               any damage to the Premises (including the Landlord’s fixtures and fittings) or the Building; and

(b)               to the extent it becomes aware of this, any damage to or want of repair or defects in the Conducting Media, water pipes, electrical wiring, fittings, fixtures or other facilities provided by the Landlord in the Property or of any circumstances likely to result in danger, risk or hazard to any person or property in the Property.

6.                  Tenant’s Safety Obligations

6.1              Dangerous Goods:  The Tenant shall not store or bring upon the Premises any goods, substances, matters or things which are unlawful or which in the opinion of the Landlord are of a noxious, deleterious, dangerous, poisonous, hazardous, explosive, combustible or inflammable nature (“Harmful Matter”) without the prior consent in writing of the Landlord. Any increase in the premium of fire or other insurance that may have been taken out by the Landlord as a result of the Tenant storing or bringing any Harmful Matter upon the Premises shall be borne by the Tenant.

6.2              Discharge of Dangerous Substances:  The Tenant must not permit any Harmful Matter to be discharged into any of the Conducting Media, and must take all measures to ensure that any effluent discharged into the Conducting Media does not harm the environment, or corrode or otherwise harm the Conducting Media or cause obstruction or deposit in the Conducting Media and that the Tenant shall take all precautions to ensure that no Harmful Matter is spilled or deposited on the Property and that contamination does not occur.

6.3              Safety Measures and Fire Safety:

(a)               The Tenant shall keep the Premises and all fixtures, fittings, installations and appliances therein in a safe condition including by adopting all necessary measures to prevent any outbreak or occurrence of fire in the Premises, to comply with the requirements of the Singapore Civil Defence Force's Fire Safety and Shelter Department and the Fire Safety Act (Chapter 109A), and upon written notice from the Landlord to comply with such reasonable requirements as the Landlord may in its discretion stipulate as to fire precautions relating to the Premises (including but not limited to appointing a fire safety manager as required under the applicable fire safety regulations, and designating one or more employees to be part of the company emergency response team(s) for the Property).

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(b)               The Tenant shall comply with insurance, sprinkler and fire alarm regulations in respect of any partitions or other works which may be effected by the Tenant upon the Premises and pay the costs, fees and expenses of the mechanical and engineering consultants appointed by the Landlord to ensure that the Tenant complies with such insurance, sprinkler and fire alarm regulations and pay the costs of any alterations to the said partitions or other works or of repairing or replacing any damaged sprinklers and/or fire alarm installations incurred by reason of the non-compliance by the Tenant with such regulations.

6.4              Security: The Tenant shall keep the Premises safe and secure and shall take all reasonable steps to ensure that its and its Representatives’ acts or omissions do not compromise the safety or security of the Property, including taking all steps to ensure that access to the Premises is secured when the Premises is not occupied.

6.5              Prevention of Infectious Diseases:

(a)               The Tenant shall take all steps and measures, at the Tenant’s cost and expense, to prevent any outbreak, spread or any transmission whatsoever of any infectious disease (including, but not limited to, thoroughly fumigating and disinfecting the Premises to the satisfaction of the relevant Authorities) and to this end, without affecting Clause 7 below, to promptly comply, at the Tenant’s cost and expense, with the Applicable Law and all guidelines, rules and requirements of the relevant Authorities from time to time relating to the prevention of any outbreak and/or spread of such infectious diseases.

(b)               The Tenant shall forthwith give notice to the Landlord, and the relevant Authorities if the Tenant is aware or suspects that any person is suffering or has died from or is a carrier or a contact of, or is at risk of infection from, an infectious disease and to provide such other information or particulars as may be required by the Landlord and/or the relevant Authorities.

7.                  Tenant’s Compliance Obligations

7.1              Approvals, Licences and Permits:  The Tenant shall obtain, effect and keep effective all approvals, licences and permits which may be required by the Landlord, Head Lessor and relevant Authorities in connection with the use and/or occupation of the Premises by the Tenant, including those set out in Schedule 5. Copies of all necessary approvals, licences and permits shall be given to the Landlord forthwith upon receipt/renewal thereof.

7.2              Inform the Landlord of Notices:  The Tenant shall immediately give to the Landlord a copy of any notice or letter received by the Tenant from any Authority in respect of the Premises.

7.3              Comply with All Notices:  The Tenant shall promptly comply with all notices, order, requisition or direction made or issued by any Authority in respect of the Premises as may be imposed on the occupier of the Premises.

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7.4              Comply with Head Lease: The Tenant shall observe and promptly and at the Tenant’s own cost and expense comply with and cause its Representatives to comply with all such requirements as may be imposed on the occupier of the Premises by any Applicable Law and with all terms and conditions of the Head Lease.

7.5              Comply with Immigration Act:  The Tenant shall not use the Premises as a place in which any person is employed or occupies in contravention of Section 57(1)(e) of the Immigration Act (Chapter 133, Singapore).

7.6              Green Mark Certification: The Tenant acknowledges that its activities, including any Additions and Alternations, affect the BCA Green Mark Certified rating of the Building and whether it may attain or retain such rating and the Tenant shall use its reasonable endeavours to ensure that its activities do not detract from but continues to enhance the Building’s BCA Green Mark Certified rating, including doing all things reasonably required by the Landlord in that regard.

8.                  Tenant’s Reporting Obligations

8.1              Compliance reporting:

(a)               The Tenant shall provide all information required from time to time by the Landlord, the Managers or their respective authorised personnel, to fulfil the Landlord’s and the Managers’ regulatory obligations including obligations under anti-money laundering regulations. A breach of this clause 8.1(a) shall constitute a material breach under the terms of this Agreement.

(b)               The Tenant authorises each of the Landlord and the Managers to provide all information about the Tenant or provided by the Tenant to the Authorities where necessary or desirable to fulfil its obligations or respond to a request from the Authorities and shall obtain all consents necessary for each of them to make such disclosures.

8.2              The Tenant's Manager and Emergency Contact:

(a)               Item 3 of Schedule 2 contains details of the Tenant's manager who is responsible for the daily management of the Tenant's business at the Premises and the name and contact number of the authorised personnel to contact in the case of emergency.

(b)               The Tenant shall promptly notify the Landlord of any changes in the appointment of and particulars of such manager and/or authorised personnel.

8.3              Financial Statements: The Tenant shall arrange and submit to the Landlord copies of its Financial Statements and the report of its auditors when requested by the Landlord from time to time, and in any event within one hundred and twenty (120) days after the close of every financial year of the Tenant (beginning with the financial year immediately preceding the Term Commencement Date). The Tenant shall submit to the Landlord copies of its management accounts when requested by the Landlord.

8.4              Tenant’s Relationships:

(a)               The Tenant acknowledges that its acts or omissions in the Property is likely to impact on the Landlord’s relationships and reputation including renewal of other tenancy agreements and accordingly, the Tenant shall, to the extent reasonably practicable:

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(i)                    notify the Landlord of and attend to any complaints by any members of the public, other tenants or the other tenants’ Representatives against the Tenant in relation to such acts or omissions to the reasonable satisfaction of the Landlord, including consulting with the Landlord;

(ii)                    have regard to the Landlord’s reputation and interests generally in its dealings with any members of the public, other tenants or the other tenants’ Representatives

8.5              Change of Address:  The Tenant shall advise the Landlord in writing of any change in the address or registered office of the Tenant within seven (7) days of such change.

9.                  Tenant’s obligations towards and at end of Term

9.1              Yield Up: At the end of the Term, the Tenant shall quietly yield up the Premises and surrender to the Landlord all keys giving access to all parts of the Premises irrespective of whether or not the same have been supplied by the Landlord.

9.2              Reinstatement: Prior to yielding up the Premises at the end of the Term, the Tenant shall reinstate the Premises which means:

(a)               removing any fixtures, fittings, renovations, additions, alterations or improvements made or installed and all Alterations and Additions in the Premises by the Tenant or previous tenants of the Premises, even if these were part of the Premises on the Possession Date, so that the Premises can be yielded up in its bare tenantable state, unless the Landlord expressly agrees in its absolute discretion that the fixtures, fittings, renovations, additions, alterations or improvements made or installed in the Premises need not be removed;

(b)               reinstating the surfaces of the walls and panels, concrete topping, sprinklers and all fixtures, fittings, renovations, additions, alterations or improvements provided by the Landlord (fair wear and tear excepted);

(c)                fulfilling all obligations of the Tenant in respect of the Premises, including cleaning and repairing all damage to the Premises;

(d)               repairing any damage to the Property from the removal of the Tenant’s and its Representatives’ belongings or the reinstatement of the Premises; and

(e)               washing the whole of the interior of the Premises (including the cleaning of all glass, doors and windows) and painting with two coats of oil paint or emulsion paint of a high quality or other appropriate treatment of all of the internal parts of the Premises, in each case to the satisfaction of the Landlord and except where the Landlord and the Tenant have expressly agreed otherwise.

9.3              Elaboration on reinstatement: In relation to clauses 9.2(a) and (b):

(a)               fixtures, fittings, renovations, additions, alterations, or improvements made or installed by previous tenants may include internal partitions, secondary sprinklers, cooling boards or lighting;

(b)               if the Tenant is unsure of which fixtures, fittings, renovations, additions, alterations, or improvements are to be removed, it must promptly request clarification from the Landlord so that the Tenant may fulfil its reinstatement obligations before yielding up the Premises at the end of the Term;

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(c)                the Landlord will refer to the plans for the Premises and the Property in determining which fixtures, fittings, renovations, additions, alterations, or improvements are to be removed by the Tenant and the Landlord’s determination on the matter shall be final and binding on the Tenant.

9.4              Joint inspection: The Landlord and the Tenant shall have a joint inspection prior to the expiry or earlier termination of this Agreement, at a mutually agreed time, to confirm compliance by the Tenant of this Clause 9. If there are still outstanding works to be done, the Landlord shall compile a list of the outstanding works and the costs of each of such works to be completed by the Tenant.

9.5              Landlord’s right to reinstate: If the Tenant fails to reinstate the Premises by the end of the Term in accordance with Clauses 9.2 and 9.4, the Landlord may effect the same at the Tenant's cost and expense (subject to applicable GST) in accordance with Clause 11.4. All costs and expenses incurred by the Landlord together with double the amount of Rent and Service Charge in accordance with Clause 9.6 which the Landlord shall be entitled to receive had the period within which such works effected by the Landlord been added to the Term, shall be paid by the Tenant within seven (7) days of the Landlord notifying the Tenant of the amount thereof and in this connection, a certificate from the Landlord as to the amount of costs and expenses incurred by the Landlord shall be conclusive and binding on the Tenant.

9.6              Holding Over:  If the Tenant continues to occupy the Premises beyond the end of the Term, fails to deliver vacant possession of the Premises to the Landlord and/or fails to reinstate the Premises in accordance with Clauses 9.2 and 9.4 by the end of the Term, the Tenant shall pay to the Landlord double the amount of the Rent and Service Charge (subject to applicable GST) last applicable during the Term for every month or part month of such holding over. For the avoidance of doubt, such holding over shall not constitute a renewal of this Agreement and this Agreement applies during such period with necessary changes. The inclusion of this Clause shall not be construed as the Landlord's consent for the Tenant to hold over.

10.              Landlord's Principal Obligations

10.1          Quiet Enjoyment:  Subject to the Tenant continuing to comply with its obligations under this Agreement, the Landlord agrees that the Tenant shall peaceably hold and have quiet possession and enjoyment of the Premises during the Term without any disturbance by the Landlord or any person lawfully claiming under or in trust for the Landlord except as provided in this Agreement.

10.2          Insurance of the Property:

(a)               The Landlord shall at all times have the sole discretion as to whether to take out and maintain additional insurance in respect of the Property at the Landlord's own cost and expense.

(b)               The Tenant shall not do or permit or suffer to be done anything whereby:

(i)       any policy of insurance taken out by the Landlord may be vitiated or rendered void or voidable; or

(ii)       the rate of premium on such insurance shall be liable to be increased.

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(c)                If the Tenant is in default of Clause 10.2(b), the Tenant shall make good all damage suffered by the Landlord and repay to the Landlord all sums paid by the Landlord by way of increased premium and all expenses incurred by the Landlord in or about any renewal of such policy or policies rendered necessary by a breach or non-observance of this covenant.

10.3          Rates, Taxes and Outgoings:  the Landlord shall pay all present and future rates, taxes, assessments, impositions and outgoings (including land rental) throughout the Term imposed upon or in respect of the Property, except where otherwise provided in this Agreement.

10.4          Property Tax: If the Tenant pays its portion of the property tax on the Premises in respect of the Term as provided in Clause 3.7 above, the Landlord must pay the Base Property Tax for each year during the Term, calculated as follows:

Base Property Tax               =              A               x              C

for each year

where

A:              annual value on the Term Commencement Date, excluding and not taking into account any retrospective revisions made by the Comptroller of Property Tax after the Term Commencement Date.

C:              property tax rate applicable on the Term Commencement Date, excluding and not taking into account any retrospective revisions made by the Comptroller of Property Tax after the Term Commencement Date.

11.              Landlord’s other Rights

11.1          Right of Re-Entry:  If any of the following occurs:

(a)               all or part of the Rent, the Service Charge, any reimbursement, Interest or any other monies payable under this Agreement shall at any time be unpaid for fourteen (14) days after the same shall have become due (whether formally demanded or not); or

(b)               the Tenant breaches any of its obligations under this Agreement; or

(c)                the Tenant is unable to pay its debts as and when they fall due; or

(d)               there is a presentation of a winding up petition (except for the purpose of amalgamation or reconstruction when solvent) for the winding up of the Tenant; or

(e)               there is an issuance of a notice of meeting of members or shareholders for the passing of a resolution for winding up (except for the purpose of amalgamation or reconstruction when solvent) of the Tenant; or

(f)                  there is a presentation of a petition for the judicial management of the Tenant; or

(g)               the Tenant being a company shall go into liquidation whether voluntarily (save for the purpose of amalgamation or reconstruction) or compulsorily or a receiver shall be appointed of its undertaking, property or assets; or

(h)               the Tenant shall make a proposal to its creditors for a composition in satisfaction of its debts or a scheme of arrangement of its affairs; or

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(i)                  there is an appointment of a receiver, receiver and manager, or provisional liquidator in respect of the Tenant or any of its property or assets; or

(j)                  in the case of a Tenant which is not incorporated in Singapore, the occurrence of processes or events under the laws of the country of incorporation of the Tenant which are similar or analogous to those specified in Clauses 11.1(c) to (i) above; or

(k)                any distress, execution or attachment shall be levied upon or issued against any of the property or assets of the Tenant;

(l)                  the Tenant abandons the Premises which is deemed to have occurred if the Tenant fails to open the Premises for a continuous period of seven (7) days without the Landlord’s prior written consent;

(m)             the Tenant ceases to conduct its business without the Landlord’s prior written consent;

(n)               the Tenant disposes of all or a substantial portion of its business without the Landlord’s prior written consent;

(o)               the Tenant purports to assign, novate or transfer its rights, benefits or obligations under this Agreement in breach of Clause 16.2,

then the Landlord may re-enter and take possession of the Premises (or any part of it) at any time (even if any previous right of re-entry has been waived) and immediately on such re-entry, this Agreement will end.

11.2          Consequences of termination:

(a)               The exercise by the Landlord of its right of re-entry will not affect any other rights of the Landlord against the Tenant (including the rights in respect of the default under which the re-entry is made). The Tenant must indemnify the Landlord from and against all costs, losses, damages and expenses (including loss of Rent and Service Charge which would have been payable by the Tenant if the Term had been completed and all costs and expenses incurred for reletting or attempted reletting of the Premises), suffered by the Landlord as a result of the Landlord exercising its right of re-entry.  This indemnity will not affect the other rights of the Landlord against the Tenant.

(b)               If the Tenant purports to terminate this Agreement prior to the expiry of the Term for any reasons, the Tenant shall pay to the Landlord immediately and without demand:

(i)       all Rent and Service Charge owing up to the date of termination;

(ii)       the full amount of Rent and Service Charge from the date of termination to the end of the period set out in Item 7 of Schedule 2 or, if later, the date this Agreement would otherwise have expired.

In addition, and without prejudice to any other clause in this Agreement, the Tenant immediately on demand shall pay all other sums, costs and expenses outstanding under this Agreement which shall be set out in an invoice issued by the Landlord to the Tenant after the date of termination. For the avoidance of doubt, nothing in this Clause shall be construed to impose or imply any obligation on the Landlord to accept any purported termination of this Agreement by the Tenant.

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11.3          Rights Against the Tenant's Goods:

(a)               Notwithstanding anything in this Agreement, if the Tenant fails to remove all goods, fittings and fixtures (save for those belonging to the Landlord) from the Premises at the end of the Term the Landlord is entitled to sell or otherwise dispose of such goods, fittings and fixtures in the Premises at such time and at such price as the Landlord, its absolute discretion, thinks fit.

(b)               The Landlord’s exercise of its rights under Clause 11.3(a) is without prejudice to all other rights and remedies of the Landlord.

(c)                The Landlord shall be entitled to retain all of the proceeds of the sale carried out under Clause 11.3(a).

11.4          The Landlord's Right to Rectify:

(a)               Upon notice being given by the Landlord to the Tenant of any breach by the Tenant of any term of this Agreement, the Landlord may:

(i)       require the Tenant to remedy such breach, including carrying out all repairs, works, replacements or removals required under this Agreement, within fourteen (14) days after the service of such notice (or within such timeframe as may be reasonably required by the Landlord), to the satisfaction of the Landlord or its Representative; and/or

(ii)       rectify such breach, including entering the Premises or sending its workmen and Representatives into the Premises and carrying out such repairs, works, replacements or removals with or without contractors or other service providers, where:

(A)               the Tenant has failed to remedy the breach within the timeframe required under clause 11.4(a)(i) above;

(B)               the Landlord has given the Tenant notice of its intention to carry out such rectification actions;

(C)              where the Tenant is in material breach of this Agreement;

(D)              the Tenant has persistently breached non-material terms of this Agreement and the Tenant is aware of or has been informed of such breach before formal notice is served;

(E)               where the Tenant’s breach would have an immediate effect on other tenants or their Representatives, or any persons present on the Property.

For the avoidance of doubt, in instances under Clause 11.4(a)(ii)(C) to (E), the Landlord is not required to provide prior notice to the Tenant before entering the Premises to carry out such rectification actions.

(b)               The Landlord is not liable for any loss the Tenant may suffer as a result of the Landlord’s, its Representatives’ or its workmen’s entry into the Premises under this Clause 11.4.

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(c)                For the avoidance of doubt, the Landlord’s rights under Clause 11.4(a) include the right to require remedy of and to rectify the following:

(i)       A breach of Clause 4.8 (Not to Cause any Odours or Fumes) and in such event, the Landlord may without prior notice to the Tenant take all such measures as it deems necessary to rectify this breach;

(ii)       A breach of Clause 4.10 (Signs and Advertisements) and in such event, the Landlord may remove items from the Premises;

(iii)       A breach of Clause 4.12 (Additions and Alterations) and in such event, the Landlord may engage consultants to inspect, prepare as-built drawings and advice on any proposals and may remove waste materials and debris and make good damage to any part of the Premises or the Building; and

(iv)       A breach of Clause 5.3 (Cleaning and Servicing) and in such event, the Landlord may remove and clear any rubbish or trade waste.

(d)               The Tenant shall pay to the Landlord immediately on demand:

(i)       all costs and expenses incurred by the Landlord in rectifying the Tenant’s breach of this Agreement under this Clause 11.4; and

(ii)       Interest on such costs and expenses calculated from the date of expenditure until the date all such sums are paid by the Tenant to the Landlord,

with a certificate from the Landlord as to the amount of costs and expenses incurred by the Landlord being conclusive and binding on the Tenant and such costs and expenses and Interest to be recoverable as if they were rent in arrears.

(e)               The Landlord’s rights under Clause 11.4 are without prejudice to the Landlord’s other rights both under this Agreement and applying generally. In particular, the Landlord:

(i)       need not exercise its rights under Clause 11.4 before exercising its other rights; and

(ii)       is entitled to claim under the indemnity for any loss or damage it may suffer as a result of taking action to rectify breaches.

11.5          The Landlord’s Right of Access:

(a)               The Tenant shall permit any of the Landlord, the Head Lessor and their respective Representatives at all reasonable times and without prior appointment, to enter into, inspect and view the Premises for purposes including:

(i)       to examine the condition of the Premises, any Conducting Media serving the Premises and any fixtures or fittings on the Premises;

(ii)       to ensure that the provisions of this Agreement have been observed by the Tenant; and

(iii)       to take a schedule of fixtures in the Premises.

(b)               The Tenant shall permit the Landlord, the Head Lessor and their respective Representatives at all reasonable times, upon giving to the Tenant prior notice (except in any case which any of them considers an emergency in which case no notice is required) to enter into the Premises to:

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(i)       to carry out any works relating to the Conducting Media and to install additional Conducting Media;

(ii)       to carry out any works which the Landlord and/or Head Lessor considers necessary or desirable to any part of the Building (including the services and facilities in it);

(iii)       to exercise any right granted to the Landlord by this Agreement;

(iv)       to repair or maintain the Premises or the Building (including cleaning the exterior windows of the Building); and

(v)       to develop the remainder of the Building or any neighbouring land or premises, including the right to build onto any boundary wall of the Premises.

11.6          Power of the Landlord to Deal: The Landlord is entitled to deal as it may think fit with any of the Property, the Building, other property, buildings or premises adjoining or nearby the Property, the Building or the Premises including:

(a)               erecting or allowing to be erected any buildings whatsoever;

(b)               developing vacant land, including on the Property; and

(c)                altering, renovating, reconstructing or modifying in any way whatsoever any parts of the Property or the Building,

provided that if the Landlord carries out works on areas adjoining the Premises or requires access to the Premises for such works, the Landlord may do so as long as proper means of access to and from the Premises are given (even if such may be temporarily restricted) and essential services are maintained at all times.

11.7          Termination as a result of the exercise of the Landlord’s Power:  If the Landlord wishes to:

(a)               redevelop, renovate, retrofit, refurbish or alter the whole or part of the Building (including the plant and facilities in it) or the whole or part of the Premises; or

(b)               change the use of the whole or part of the Building or the whole or part of the Premises; or

(c)                assign, sell, transfer, dispose of, mortgage or charge the Property or any part thereof to another party,

the Landlord may terminate this Agreement, without compensation by giving to the Tenant six (6) months’ prior notice in writing. This Agreement will determine on the expiry of the notice without affecting the rights of the Landlord against the Tenant for any previous default by the Tenant of the provisions of this Agreement.

11.8          Rights Exercisable in all Circumstances: The Landlord may exercise its rights under any of Clauses 11.4, 11.5 and 11.6 even if such dealings or works interfere with, disturb, interrupt or affect the Tenant's peaceful and quiet enjoyment of the Premises, affect or diminish the access of light and air which may now or at any time be enjoyed by the Tenant in respect of the Premises, affect the way in which the Tenant accesses the Premises or affect the Tenant’s access to the Common Areas.

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11.9          Consequences of Landlord Dealing: If the Landlord exercises any of its rights under Clauses 11.6:

(a)               any dealings or works shall not reduce the Rent or any other charges payable under this Agreement;

(b)               the Landlord shall have the absolute right to let out any new space created; and

(c)                the Tenant shall not have any claim against the Landlord and the Landlord shall not be liable to the Tenant in any manner whatsoever for any loss, damage, cost or expense whatsoever incurred by the Tenant as a result of the Landlord’s exercise of any of its rights under Clause 11.6

11.10      Signs and Advertisements: The Landlord shall have the right to erect any signs, placards, posters, lights, displays or advertisements at such location and in such manner and for such length of time as the Landlord shall in its sole discretion deem appropriate.

11.11      The Landlord's Right to Exhibit Notice and Prospective Tenants to Inspect:  Except where the Tenant is granted an option to renew for the Renewal Term and the Tenant exercises such option pursuant to Clause 13.1, the Landlord has the unqualified and irrevocable right in the six (6) month period preceding the expiration of the Term to exhibit where the Landlord shall think fit a notice indicating that the Premises will be vacant and will be available for letting which notice the Tenant shall not remove or conceal and the Tenant shall allow the Landlord or its Representatives at all reasonable times during that six (6) months to view the Premises with prospective tenants or occupiers.

11.12      The Landlord's Right to Terminate:  In addition to and without prejudice to any other provisions of this Agreement, the Landlord may forthwith terminate this Agreement, without compensation, by giving the Tenant notice in writing, if, at any time during the Term:

(a)               the Landlord has reasonable grounds to suspect that the Tenant is engaging in any activities or carrying out any action that may contravene any Applicable Law; or

(b)               the Landlord has reasonable grounds to suspect that the business of the Tenant is related to and/or the assets or funds of the Tenant are proceeds of corruption, drug dealing or criminal conduct as defined in the Corruption, Drug Trafficking or Other Serious Crimes (Confiscation of Benefits) Act (Cap 65A), or are related to the facilitation or carrying out of any terrorism financing offence as defined in the Terrorism (Suppression of Financing) Act (Cap. 325 ), or are in breach of any other applicable anti-money laundering laws, rules or regulations.

Upon issuance of the aforementioned notice, this Agreement will determine without affecting the rights of the Landlord against the Tenant for any previous default by the Tenant of the provisions of this Agreement.

12.              Common Areas, Parking and Rules

12.1          Non-exclusive Right to Use: The Landlord grants to the Tenant the non-exclusive right to use the Common Areas subject to this Agreement and the rules and regulations governing the use of the Building.

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12.2          Restrictions on Use of Common Areas:

(a)               The Tenant shall not:

(i)       store any property, temporarily or permanently in the Common Areas;

(ii)       lock any entrance or exit of the Common Areas including common passageways;

(iii)       install or erect any structure which may impede the right of way of any person through the Common Areas; or

(iv)       cause any obstruction in the Common Areas including common stairways and landings passageways.

(b)               In the event of a breach of this clause 12.2, the Landlord may issue a notice to inform the Tenant of this breach and to rectify the same (“Encroachment Notice”) and the Tenant shall forthwith take all necessary actions to rectify such breach within the timeline specified in the Encroachment Notice and shall inform the Landlord in writing immediately upon such rectification. In the event that the Tenant fails to rectify the breach within the stipulated time, the Landlord shall be entitled to require the Tenant to pay to the Landlord upon demand an amount equivalent to double the pro-rated rent and service charge which would have been payable for the area occupied by the Tenant in the Common Areas, calculated by reference to the rent rate and service charge rate stated in Item 12 of Schedule 2, from the date of issuance of the Encroachment Notice to the date of rectification of the breach by the Tenant to the Landlord’s satisfaction.

12.3          Requirements for Use of Common Areas: The Tenant shall:

(a)               Exercise due care in its use of the Common Areas and to the extent the Tenant’s acts or omissions  result in damage to:

(i)       any part of the Common Areas;

(ii)       fixtures, fittings, equipment, goods or property in the Common Areas; or

(iii)       Conducting Media serving the Common Areas,

whether those of the Landlord, other tenants or others, the Tenant must notify the Landlord of such damage and must, at the Landlord’s option, repair such damage to the Landlord’s satisfaction or pay all costs and expenses for repair by another of such damage, in which case the provisions of Clause 11.4 shall apply to any repair by the Landlord; and

(b)               If instructed by the Landlord or its Representatives in writing, share the responsibility of cleaning adjacent Common Areas with the tenants of adjacent premises.

12.4          Rights of Landlord regarding Common Areas: The Landlord shall have the right, in the Landlord’s absolute discretion, from time to time, to:

(a)               make changes to the Common Areas, including changing the location, size, shape and number of lobbies, windows, stairways, air shafts, elevators, escalators, restrooms, driveways, entrances, parking spaces, parking areas, loading and unloading areas, landscaped areas, walkways and utility ways;

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(b)               close any of the Common Areas for maintenance, repair, improvement, renovation or additions as long as it only does so in a manner in which the Tenant’s means of access to and egress from the Premises are possible;

(c)                use the Common Areas while engaged in making maintenance, repair, improvement, renovation or additions to the Premises, the Building or the Property; and

(d)               do such other acts and make such other changes in relation to the Common Areas.

12.5          Restrictions on Use of Roads: The Tenant shall not cause any obstruction in or on public or private roads adjacent to or leading to the Premises, the Building or the Property including with its vehicles and shall use its best endeavours to ensure that all persons or companies doing business with the Tenant at the Premises shall observe any regulations or instructions made or given by the Landlord with regard to obstruction and the parking of vehicles in the Property.

12.6          Loading and unloading: The Tenant shall not load or unload any goods or materials from any vehicles except when parked in the areas designated as loading bays at that time and shall not obstruct or cause congestion in these or adjoining loading bays or cause inconvenience to other users.

12.7          Parking:

(a)               The Tenant shall not place or park cars, bicycles, motor-cycles, scooters, trolleys and other wheeled vehicles except in designated areas in the Car Park and any other places approved by the Authorities;

(b)               The Landlord shall, in its absolute discretion allocate the number of car park lots stated in Item 14 of Schedule 2 to the Tenant, and the Tenant shall pay such car park fees specified in Item 14 of Schedule 2. The Tenant shall observe all regulations made by the Landlord, its Representatives and the Authorities relating to the parking of vehicles at the Car Park. During the Term, the Landlord reserves the right to appoint a third party car park operator to manage the Car Park. Upon such appointment, the number of car park lots allocated to the Tenant and the car park fees payable by the Tenant may be revised by the appointed car park operator.

12.8          Building Rules:

(a)               The Landlord and its Managers are each entitled to:

(i)       make rules which in the opinion of the Landlord, may be required for the management, safety, care, cleanliness or appearance of the Building or the Property or for the convenience of the other tenants of the Building, including the Additions and Alterations Guidelines; and

(ii)       add to, amend, cancel or suspend any such rule,

so long as such rules are not inconsistent with this Agreement. For the avoidance of doubt, rules which elaborate on restrictions in this Agreement are not inconsistent with this Agreement.

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(b)               The Tenant shall comply with such rules from the date it receives notice of them and failure of the Tenant to comply with any such rules shall constitute a breach of this Agreement.

(c)                The Tenant shall pay all penalties stipulated in such rules for breach of the rules.

(d)               The Tenant agrees that the Landlord shall not be liable to the Tenant in any way for violation of such rules by any person including other tenants or occupiers of the Building or for the Landlord failing to enforce such rules.

13.              Renewal of Lease

13.1          Option to Renew:

(a)               If:

(i)                the Tenant gives a written request to the Landlord, not later than six (6) months before the expiry of the Term, (time being of the essence), that it requires an extension of the tenancy created in this Agreement; and

(ii)                the Tenant is not in breach of this Agreement both at the date of the notice and at all times up to the date of renewal,

the Landlord shall at the Tenant's expense grant to the Tenant a further lease of the Premises for the Renewal Term, conditional upon and subject to consent of the Head Lessor under the Head Lease. Subject to the revised rent and other terms and conditions set out in Item 15 of Schedule 2 (Other Terms and Conditions / Amendments) in respect of the Renewal Term, the further lease shall be on substantially the same terms as this Agreement, save that (A) the rent for the Renewal Term shall be prescribed by the Landlord in its absolute discretion, (B) the further lease shall not include this Clause 13.1 (Option to Renew), unless otherwise agreed by the Landlord, and (C) the Landlord shall be entitled to impose such other terms and conditions for the further lease in its absolute discretion.

(b)               If after the new document for the Renewal Term has been signed but before commencement of the Renewal Term, the Tenant is in default of the provisions of this Agreement, the Landlord is entitled to terminate the agreement for the Renewal Term by giving notice to the Tenant.  Upon receipt of the notice, the Renewal Term will be terminated without affecting the other rights of the Landlord against the Tenant in respect of the default.  The Landlord will not be liable for any loss, damage, cost, expense or compensation in connection with the termination.

(c)                The Tenant shall pay for (i) all fees payable to the Head Lessor and expenses in connection with the application for and grant of consent of the Head Lessor to the renewal of the Agreement of the Premises; and (ii) stamp duty on the Agreement (in duplicate) for the Renewal Term.

14.              Insurance, Release and Indemnity

14.1          Insurance:

(a)               The Tenant shall keep current at all times from the Possession Date to the Term Commencement Date, during the Term and during any period of holding over the following insurance policies:

(i)       an industrial all risks insurance policy, with such insurance coverage as appropriate and typical for the size and type of business carried out by the Tenant at the Premises, and in respect of the Tenant’s property including any and all goods and stock-in-trade (including machinery and all contents and internal partitions) belonging to or held in trust by the Tenant within the Premises, against all loss and damage including against loss or damage by fire or water.

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(ii)       a public liability insurance policy (including products liability, where applicable) against claims for personal injury, death or property loss or damage arising out of any and all operations of the Tenant and its Representatives in the Premises, in such amounts as may from time to time be determined by the Landlord in respect of any one occurrence;

(iii)       such other insurance policies and in such amounts as the Landlord may specify from time to time, having regard to the market practice and after consultation with the Tenant,

(collectively, the "Policies" and each, a "Policy"), with the Policies required under Clauses 14.1(a)(ii) and 14.1(a)(iii) to be in the joint names of the Landlord and the Tenant (which shall include a provision for waiver of subrogation against the Landlord).

(b)               All Policies shall be taken out with such insurer as shall be approved in advance by the Landlord and on terms and conditions to be approved by the Landlord.

(c)                The Tenant shall furnish to the Landlord immediately on demand satisfactory documentary evidence of Policies taken up and the receipts for payment of premium in respect thereof.

(d)               If the Tenant fails to effect or maintain any of the Policies, the Landlord may effect such Policy which the Tenant has failed to effect or maintain, and the premium for any such Policy will be a debt due and payable immediately by the Tenant to the Landlord, and such payment will be recoverable from the Tenant as if it is rent in arrears.

14.2          Use of Premises at Risk of the Tenant:

(a)               The use, occupation and possession of the Premises is at the risk of the Tenant and the Tenant is responsible for all acts or omissions in the Premises whether or not these are authorised by the Tenant.

(b)               To the full extent permitted by law, the Tenant releases the Landlord and its Representatives from all claims and demands of every kind in respect of or resulting from anything that occurs in the Premises, including any accident, breakage, leakage, damage or injury occurring in the Premises and each of the Landlord and its Representatives shall have no responsibility or liability for any loss, damage or injury suffered by the Tenant or its Representatives whether to or in respect of their person, property or business.

14.3          No Representations:

(a)               The Tenant acknowledges that it has had a full opportunity to inspect, examine, inquire into and conduct due diligence on the Premises and, unless otherwise specified in this Agreement, the Tenant has relied on its own investigations in entering into this Agreement.

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(b)               This Agreement contains the entire agreement of the parties in relation to its subject matter and therefore:

(i)       this Agreement shall not be modified by and shall not be construed on the basis of any oral discussions which may have preceded the signing of this Agreement;

(ii)       the Landlord shall not be bound by any statements whether oral or written in relation to the Property, the Building or the Premises, except as expressly set forth in this Agreement and the Landlord shall not be bound by any implied terms;

(c)                The Landlord does not expressly or impliedly warrant that the Premises will remain suitable or adequate for all or any of the purposes of the Tenant notwithstanding that it has agreed to the use of the Premises set out in Item 10 of Schedule 2 and all warranties (if any) as to suitability and adequacy of the Premises implied by law are hereby expressly negatived.

14.4          Landlord Not Liable: Notwithstanding anything else in this Agreement, the Landlord and its Representatives shall not be liable to the Tenant and the Tenant must not make a claim against any of the Landlord and its Representatives in respect of any of the following:

(a)               any failure, inability of or delay by any of the Landlord and its Representatives in fulfilling any of its obligations under this Agreement, any interruption in any of the services provided by the Landlord or its Representatives including as a result of:

(i)       repair, maintenance, installation, damage, destruction, mechanical or other defect or breakdown;

(ii)       any events or circumstances beyond the reasonable control of the Landlord (including fire, flood, tempest, explosion, storm, lightning, other acts of God, escape of water, riot, civil commotion, curfew, emergency, labour disputes, shortage of manpower, fuel, materials, electricity or water, any acts, restrictions, prohibitions or measures of any kind on the part of any Authority);

(b)               any act, omission, default, misconduct or negligence of any Representative of the Landlord including in or about the performance or purported performance of any services to be provided by the Landlord;

(c)                any act, omission, default, misconduct or negligence of any contractor nominated or approved by the Landlord and appointed by the Tenant;

(d)               any damage, injury or loss arising out of the leakage or defect of the piping, wiring and sprinkler system in the Premises and/or the structure of the Premises;

(e)               any damage, injury or loss caused by other tenants or persons in the Premises;

(f)                  the use of the Car Park in the Building; or

(g)               any failure or delay by the Landlord in the taking or implementing of steps and measures, or the insufficiency or inadequacy of any such steps or measures taken by the Landlord to prevent any outbreak, spread or any transmission whatsoever of any infectious disease in the Building.

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14.5          Indemnify the Landlord:  The Tenant shall indemnify, keep indemnified and hold the Landlord and each of its Representatives (“Indemnified Persons”) harmless from and against all claims, demands, writs, summons, actions, suits, proceedings, judgments, orders, decrees, damages, costs, losses and expenses of any nature whatsoever which the Indemnified Person may suffer or incur in connection with this Agreement including all loss or damage arising directly or indirectly from:

(a)               the condition of or any occurrence in the Premises or the use of the Premises, including loss of life, personal injury and/or damage to or loss of property;

(b)               use of the Common Areas by the Tenant and its Representatives;

(c)                the Tenant’s breach of any of its obligations under this Agreement including its obligation to obtain any of the consents set out in Clause 4.12(a), its obligation to comply with the Head Lease under Clause 7.4 and its obligation to comply with the Immigration Act (Chapter 133, Singapore) under Clause 7.5;

(d)               any act or omission of the Tenant or the Tenant's Representatives including by the use or misuse, waste or abuse of water, electricity or gas or by faulty fittings or fixtures of the Tenant or execution of the Additions and Alterations;

(e)               any liability of the Landlord to any third party whose property is dealt with or disposed of by the Landlord under Clause 11.3(a) in the mistaken belief (which will be presumed unless the contrary is proved) that such property belonged to the Tenant.

15.              Third Party Action, Force Majeure and Damaged Building

15.1          Costs of Improvements as a result of Change of Law:  If there is any change in the Applicable Law from that applying on the date of this Agreement, even if such change has been envisaged at such date, to the extent such change requires any alterations or additions to the Premises, the Building or the Property relating to the Tenant’s use of the Premises or the Tenant’s other requirements, the Landlord is entitled to:

(a)               carry out some or all of the alterations or additions through its Representatives including any alterations or additions relating to structure, water, gas, electrical, plumbing or fire equipment, fittings or fixtures or other services or appurtenances and:

(i)       the Tenant must pay the cost of such alterations or additions, provided that the Tenant is notified of the alterations or additions and their costs before the Landlord commences any such works; and

(ii)       the Landlord is entitled to require the Tenant to pay a deposit to the Landlord for such costs;

(b)               require the Tenant to carry out some or all of the alterations and additions;

(c)                terminate this Agreement by giving written notice to the Tenant at least four (4) months before the effective date of termination, where the Tenant has failed to provide any deposit required by the Landlord for such costs.

15.2          Government Acquisition:  If:

(a)               the Building or the Property is acquired by any relevant Authority; or

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(b)               a notice, order or gazette notification is issued, made or published in respect of the intended or actual acquisition of the Building or the Property by any relevant Authority, the Landlord may terminate this Agreement immediately by giving written notice to the Tenant.

15.3          Termination of Head Lease Term by Head Lessor:

(a)               If the Head Lessor, at any time before the expiry of the Head Lease Term:

(i)       gives notice in writing to the Landlord of the termination of the lease granted to the Landlord under the Head Lease (Head Lease Termination Notice);

(ii)       notifies the Landlord of the revocation of its consent to the Agreement (Revocation Notice); or

(iii)       becomes entitled to and re-enters the Property in the name of the whole, or

(b)               (where applicable) if upon the expiration of the initial leasehold term under the Head Lease, the Head Lessor does not grant the further term from the expiry of such initial leasehold term,

(c)                (where applicable) if pursuant to the Landlord’s Subletting Applications, the Head Lessor does not consent to all of the Subletting Applications or rejects any of the Subletting Applications, the Landlord shall give the Tenant notice as soon as reasonably practicable on the Landlord's receipt of the Head Lease Termination Notice, the Revocation Notice or notice of the Head Lessor's intention to re-enter the Property, (where applicable) the Head Lessor's intention not to grant the further term from the expiry of the initial leasehold term under the Head Lease or (where applicable) the Head Lessor’s rejection of any of the Subletting Applications or failure to consent to any of the Subletting Applications.

(d)               On (i) the expiry date of the Head Lease Termination Notice or (ii) the expiry date of the Revocation Notice or (iii) the date of Head Lessor's re-entry into the Property, or (iv) the expiry of the initial leasehold term under the Head Lease or (v) the termination date specified in the Landlord’s notice to the Tenant of the Head Lessor’s rejection or failure to consent to the Subletting Applications, whichever date is the earliest, the Term and this Agreement will end without affecting the rights of the Landlord against the Tenant for any previous default by the Tenant arising out of or in connection with this Agreement, and without the Head Lessor or the Landlord being liable for any inconvenience, loss, damage, cost, expense or compensation in connection with the termination of this Agreement pursuant to this Clause 15.3.

15.4          Damage To Building:

(a)               In the event that the Building or any part thereof shall be damaged or destroyed by fire, flood, tempest, explosion, storm, lightning, act of God or other cause beyond the control of the Landlord so as to render the Premises or any part thereof substantially unfit for occupation and use then the Landlord may in its absolute discretion decide that it will rebuild or reinstate or make fit for occupation the Premises and in such event the Landlord shall within ninety (90) days after such damage has been sustained give notice in writing to the Tenant of its decision and may in its sole and absolute discretion terminate this Agreement and thereupon the Tenant shall if still in occupation vacate the Premises without compensation from the Landlord within seven (7) days of the issuance of the aforesaid notice by the Landlord.

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(b)               In the case of damage caused aforesaid the Tenant shall have no claim against the Landlord for delay howsoever caused in the repairing and/or rebuilding of the Premises or the Building or any part thereof and nothing herein contained or implied shall be deemed to impose any obligations upon the Landlord to rebuild or reinstate or make fit for occupation the Building.

(c)                In the event that such damage or destruction has been caused by the act or default of the Tenant or its Representatives, the Tenant shall be liable to the Landlord for any loss, damage, cost and expense suffered by the Landlord as a result such act or default of the Tenant or its Representatives.

(d)               Any insurance monies payable in respect of such damage shall be wholly the property of the Landlord and the Tenant shall not be entitled to claim against such insurance monies.

15.5          Consequences of Termination: If the Landlord terminates this Agreement under any of the provisions in this Agreement:

(a)               such termination does not prejudice the rights of the Landlord against the Tenant for any previous default by the Tenant arising out of or in connection with this Agreement; and

(b)               the Head Lessor, the Landlord and its Representatives are each not liable for any inconvenience, loss, damage, cost, expense or compensation in connection with such termination.

16.              General

16.1          Special terms: The Landlord and Tenant agree that the additional terms and conditions or amendments stipulated in Item 15 of Schedule 2 (if any) shall form an integral part of this Agreement and shall be read together with all other parts of this Agreement. In the event of any inconsistency between the provisions of the body of this Agreement and Item 15 of Schedule 2, the provisions of Item 15 of Schedule 2 shall prevail to the extent of the inconsistency only.

16.2          Tenant not to Assign: The Tenant shall not assign, sublet, underlet, licence, transfer, dispose or otherwise share or part with possession or use of the Premises or any rights has under this Agreement without the Landlord’s prior written approval. For the purposes of this clause, any amalgamation, reconstruction and/or Change in Control of the Tenant shall be deemed an assignment of this Agreement and the Landlord may terminate this Agreement in accordance with clause 11.1(o).

16.3          Landlord May Assign:

(a)               The Landlord may assign or charge all of its rights and benefits under this Agreement to any lender of the Landlord or any mortgagee of the Property.

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(b)               The Landlord is entitled to assign, novate, transfer or otherwise dispose of all or part of its rights, benefits and obligations under this Agreement:

(i)       to any trustee for the time being of the REIT; and

(ii)       on any disposal of the Property to any subsequent purchaser(s) of the Property.

(c)                Upon such assignment, novation, transfer or disposal, the Tenant:

(i)       is treated to have consented to such assignment, novation, transfer or disposal;

(ii)       must accept any transferee of the Landlord as its new Landlord;

(iii)       must release the Landlord from all its obligations in this Agreement, particularly, the Landlord's obligation to refund the Security Deposit and other sums under this Agreement upon transfer (less any authorized deductions) of such Security Deposit to the transferee; and

(iv)       must become a party to and sign any agreement with the Landlord and its transferee relating to such assignment, novation, transfer, if required by the Landlord.  Such agreement will be prepared by the Landlord at its own cost and expense.

16.4          The Landlord Not a Partner:  The Landlord and the Tenant shall not in any way or for any purpose be construed as having the relationship of principal, agent, employer, employee, partner, being in joint venture despite any provision under which rent varies with the Tenant’s revenues or profits, such provisions are solely to provide a method of computing rent and shall not create any relationship between the parties other than that of Landlord and Tenant.

16.5          Waivers and Extension of Time:

(a)               Any waiver of a right by the Landlord under this Agreement is only binding on the Landlord if in writing.

(b)               Any waiver, indulgence or extension of time granted by the Landlord shall not operate as a waiver of the Landlord's rights in respect of any continuing or subsequent default, breach or non-observance or non-performance of the Tenant's obligations under this Agreement.

(c)                Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and shall in no way operate as a waiver or release of any of the provisions generally, nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in future, unless expressly so extended.

(d)               The acceptance of rent or any other monthly charges or fees (if any) or any other sums payable by the Tenant to the Landlord shall not be deemed to operate as a waiver by the Landlord of any of its rights under this Agreement.

16.6          Further Detail on the Tenant's Obligations:

(a)               The Tenant shall perform and observe all the Tenant's obligations in connection with this Agreement at its own cost and expense.

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(b)               Where the Tenant is obliged to do or refrain from doing anything under this Agreement, the Tenant must also ensure that its Representatives comply with the provisions of this Agreement.

16.7          Severability:  If any provision or part of a provision in this Agreement is invalid, unlawful or unenforceable in any respect under any Applicable Law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

16.8          Registration of Agreement and Subdivision:  The Tenant shall not at any time, whether before or during the Term, lodge a caveat in respect of this Agreement or register this Agreement at the Singapore Land Authority or at any other registry in Singapore, or require the Landlord to subdivide the Property or any part thereof or to do any act or thing which could result in the Landlord being required to subdivide the Property or any part thereof. The Tenant undertakes to immediately withdraw any caveats lodged in default of this Clause 16.8 at its own cost and expense.

16.9          Representations & Warranties: The Tenant hereby represents and warrants for the benefit of the Landlord that:

(a)               it has full power and authority to enter into, exercise its rights and perform and comply with its obligations (where applicable) under this Agreement, and all transactions relating to the same and this Agreement constitutes legal valid binding and enforceable obligations on its part;

(b)               it has taken all actions and fulfilled all conditions  (including obtaining any necessary consents or licences or making any filing or registration) in order to (i) enable it lawfully to enter into, exercise its rights and perform and comply with its obligations under this Agreement, and all transactions relating to the same; and

(c)                its entry into, exercise of its rights and/or performance of or compliance with its obligations under this Agreement, and all transactions relating to the same do not and will not violate, or exceed any power or restriction granted or imposed by:

(i)       any Applicable Law or any directive or order (whether or not having the force of law) to which it is subject; or

(ii)       the memorandum and articles and constitutive documents of it; or

(iii)       any agreement to which it is a party or which is binding on it; or

(iv)       any order, judgement or decree of any court or any governmental department or the Authorities.

16.10      Third Party Rights:  This Agreement shall not create any right under the Contracts (Rights of Third Parties) Act (Chapter 53B), which is enforceable by any party who is not a party to this Agreement except that the Managers may enforce rights under this Agreement.

16.11      Notices:

(a)               All notices, demands or other communications required or permitted to be given or made under this Agreement shall be in writing and in English and (1) delivered personally, (2) sent by prepaid post (by air-mail if to or from an address outside Singapore) with recorded delivery or (3) sent by facsimile to the intended recipient at its address or facsimile number set out in Schedule 2 (or to such other address or facsimile number as that intended recipient may have notified in writing to the other party).

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(b)               Any such notice, demand or communication shall be deemed to have been duly served:

(i)       if given or made by facsimile, when delivery has been recorded by the sender’s facsimile machine, provided that the sender does not receive a delivery failure report;

(ii)       if given or made by letter, 24 hours after posting or if made or given to or from an address outside Singapore, 72 hours after posting and in proving the same it shall be sufficient to show that the envelope containing the same was duly addressed, stamped and posted.

(c)                A notice, demand or communication given or made to the Landlord in accordance with Clause 16.11(b) must also be:

(i)       Sent by email to the Landlord at its email address set out in Schedule 2; and

(ii)       Sent to ESR Funds Management (S) Limited by email to the following email addresses:

Property & Arrears Related Matters: propertymgt@esr-reit.com.sg

Lease Related Matters: assetmgt@esr-reit.com.sg

Finance Related Matters: finance@esr-reit.com.sg

(or to such other email address as the Landlord may have notified in writing to the Tenant).

16.12      Governing Law:  The validity, construction, interpretation and enforcement of this Agreement and any document or agreement contemplated in it and all rights, remedies, powers, obligations and liabilities in it shall be governed by the laws of the Republic of Singapore.  The parties agree to submit to the jurisdiction of the courts of the Republic of Singapore.

16.13      Dispute Resolution:

(a)               In the event of any dispute or difference arising out of this Agreement, including any question regarding the existence, validity, termination, application or interpretation of this Agreement or any of its provisions, a party must not issue proceedings without first notifying the other party of the nature of the dispute and the relief being claimed.

(b)               On receipt of notice of a dispute, the Tenant shall use its best endeavours to settle the dispute without recourse to proceedings and shall act in good faith and co-operate with the Landlord to resolve such dispute.

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16.14      Limitation of Liability:  Notwithstanding any provision to the contrary in this Agreement, the parties agree and acknowledge that the Landlord is entering into this Agreement solely in its capacity as trustee of the REIT and not in its personal capacity and all references to the Landlord in this Agreement shall be construed accordingly.  As such, notwithstanding any provision to the contrary in this Agreement, the Landlord has assumed all obligations under this Agreement solely in its capacity as trustee of the REIT and not in its personal capacity and any liability of or indemnity given or to be given by the Landlord arising under this Agreement is given in its capacity as trustee of the REIT and any power and right conferred on any receiver, attorney, agent and/or delegate, shall be limited to the assets of the REIT over which the Landlord in its capacity as trustee has recourse and shall not extend to any personal assets of the Landlord or any assets held by it in its capacity as trustee of any other trust. Notwithstanding any contrary provision in this Agreement, it is acknowledged and agreed that the Landlord’s obligations under this Agreement will be solely its corporate obligations and there shall be no recourse against its shareholders, directors, officers or employees for any claims, losses, damages, liabilities or other obligations whatsoever in connection with any of the terms of the Agreement. For the avoidance of doubt, any legal action or proceedings commenced against the Landlord pursuant to this Agreement shall be brought against the Landlord in its capacity as trustee of the REIT and not in its personal capacity. This clause shall apply, mutatis mutandis, to any notice, certificate or other document issued by the Landlord under or pursuant to this Agreement as if expressly set out therein, and shall survive the termination or rescission of this Agreement.

16.15      Counterparts: This Agreement may be executed in one or more counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart and each such counterpart shall constitute an original of this Agreement but all the counterparts shall together constitute one and the same instrument.

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Schedule 1

Definitions & Interpretation

1.1              Definitions:

Affiliate means with respect to any person, any other person directly or indirectly controlling, controlled by, or under common control with it where control means the power or ability to (1) exercise the right to vote attached to 50% or more of the voting securities in a company or other entity, (2) appoint 50% or more of the directors of a company or other entity or (3) otherwise to determine the conduct of that company’s or other entity’s business;

Agreement means this tenancy agreement;

Additions and Alterations has the meaning ascribed to it under Clause 4.12(a);

Additions and Alterations Guidelines means the guidelines prescribed by the Landlord in relation to Additions and Alterations to be carried out to the Premises;

Applicable Law means all laws including:

(i)              acts, ordinances, regulations, by-laws, orders, awards and proclamations of the jurisdiction of Singapore;

(ii)              principles of law or equity;

(iii)              standards, codes and guidelines having the force of law,

whether existing at the date of this Agreement or later, as applicable to the situation contemplated in the Clause and applicable from time to time;

Authorities means all governmental, semi-governmental, administrative, fiscal, judicial or quasi-judicial body, department, commission, authority, tribunal, agency or entity or Parliament including statutory boards;

Base Property Tax has the meaning ascribed to it under Clause 10.4;

Building means the building erected on the Property and currently known by the building name set out in Item 4(b) of Schedule 2;

Car Park means that part of the Property designated from time to time by the Landlord to be used for the parking of motor vehicles;

Change in Control of an entity occurs where a person who, or a group of persons acting in concert which, did not have control of that entity, directly or indirectly acquires control of that entity where control has the same meaning as given to that term in the definition of Affiliate.

Common Area means:

(i)              (if the Building is subdivided and registered under the Land Titles (Strata) Act (Chapter 158)) the parts of the Building which are within the definition of common property under that act; or

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(ii)              (if the Building is not subdivided and registered under the Land Titles (Strata) Act (Chapter 158)) the parts of the Building which would reasonably be treated as common parts of the Building for common use or benefit if the Building had been subdivided and registered under that act, including the entrances and exits of the Building, all amenities and facilities, equipment and fixtures or other installations therein which are from time to time provided by the Landlord to serve the Building for the general and common use by the Tenant and the Tenant’s occupiers in common with the Landlord and other tenants of the Landlord and any other persons authorised by the Landlord, in the manner and for the purposes permitted by this Agreement;

Conducting Media means drains, sewers, conduits, flues, gutters, gullies, channels, ducts, shafts, watercourses, pipes, cables, wires and mains or any of them;

Financial Statements means the audited financial statements of the Tenant for each financial year, which have been prepared, audited, examined, reported on and approved in accordance with accounting principles and practices generally accepted and consistently applied in Singapore and in accordance with the laws of Singapore and the Memorandum and Articles of Association of the Tenant;

Fitting Out Period means the period stated in Item 1 of Schedule 2;

Floor Area means the estimated floor area of the Premises specified in Item 6 of Schedule 2, which is measured to include:

(i)              half the thickness of the walls/partitions/glass (as may be the case) which form the external boundaries of the Premises; and

(ii)              the area occupied by all pillars, columns, mullions and projections within the Premises.

GST means the goods and services tax (which includes any imposition, duty or levy) chargeable under the Goods and Services Tax Act (Chapter 117A) or any statutory modification or re-enactment thereof;

Harmful Matter has the meaning ascribed to it under Clause 6.1;

HDB means Housing Development Board;

Head Lease means the Lease No. 23095 granted by the President of the Republic of Singapore and Lease Agreement No. IA/338968L granted by HDB and any reference in this Agreement to the Head Lease includes that document as from time to time amended, modified or supplemented and any document which amends, modifies or supplements that document;

Head Lease Term means the initial leasehold term of 30 years commencing from 1 February 1997 with a covenant by the Head Lessor to grant a further term of 30 years from the expiry of the initial leasehold term, subject to the fulfilment of the terms and conditions of the Head Lease;

Head Lease Termination Notice has the meaning ascribed to it under Clause 15.3(a)(i);

Head Lessor means the President of the Republic of Singapore and/or the HDB;

Indemnified Person has the meaning ascribed to it under Clause 14.5;

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infectious disease means:

(i)               any of the diseases specified in the First Schedule of the Infectious Diseases Act (Chapter 137); and

(ii)               includes any other disease:

(A)               that is caused or suspected to be caused by a micro-organism or any agent of disease; and

(B)               that is capable or is suspected to be capable of transmission by any means to human beings.

Interest has the meaning ascribed to it in Clause 3.8(e);

Item means an item in Schedule 2;

Landlord means the person named as such in Item 2 of Schedule 2;

Landlord’s Notice has the meaning ascribed to it under Clause 3.2(a);

Manager means each of ESR Funds Management (S) Limited in its capacity as manager of the REIT and ESR Property Management (S) Pte Ltd in its capacity as the property manager of the Property and Managers shall mean both entities collectively;

Outstanding Debt means all sums which are or at any time may be or become due from or owing by the Tenant to the Landlord, whether as Security Deposit, Rent, Service Charge, GST, Interest, penalty or otherwise, whether actually or contingently, which the Tenant has covenanted or is liable to pay or discharge, under or in connection with this Agreement;

Policy has the meaning ascribed to it under Clause 14.1(a);

Possession Date means the date referred to Item 1 of Schedule 2;

Premises means the premises in the Building, described in Item 5 of Schedule 2, excluding the exterior faces of exterior walls, external faces of boundary walls and the roof;

Property means the property stated in Item 4 of Schedule 2;

REIT means the real estate investment trust known as ESR-REIT, established in Singapore;

Renewal Term means the further term or each of the further terms specified in Item 11 of Schedule 2;

Rent means the rent (exclusive of service charge) calculated as stated in Item 12(b) of Schedule 2;

Representative in relation to

(i)               the Landlord means the Managers, and officers, directors, employees, contractors, agents, professionals, consultants or advisers of the Landlord or a Manager;

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(ii)               the Tenant or other tenants means each of its officers, directors, employees, contractors, agents, sub-tenants, licensees, sub-licensees, customers or invitees;

Revocation Notice has the meaning ascribed to it under Clause 15.3(a)(ii);

S$ means the lawful currency of Singapore;

Security Deposit means the amount stated in Item 8 of Schedule 2 and any additional amount required to be paid as security deposit under this Agreement;

Service Charge means the service charge calculated as stated in Item 12(d) of Schedule 2 as amended in accordance with Clause 3.2;

Subletting Applications has the meaning ascribed to it under Clause 2.5(b);

Tenant means the person named as such in Item 3 of Schedule 2;

Term means the term of this Agreement stated in Item 7 of Schedule 2 or if this Agreement is:

(iii)               renewed under Clause 13.1, the end of the Renewal Term or if renewed more than once, the end of the last applicable Renewal Term; and

(iv)               terminated earlier, the term of this Agreement up to the date of termination.

Term Commencement Date means the commencement date of the Term, as stated in Item 7 of Schedule 2;

Utilities means electricity, water, gas, sewerage, telecommunications and any other services supplied and metered to the Premises.

Utilities Deposit means the amount stated in Item 9 of Schedule 2 and any additional amount required to be paid as utilities deposit under this Agreement;

1.2              Interpretation:

(a)               Restrictions on the Tenant:  Where the Tenant is placed under a restriction under this Agreement, the restriction shall be deemed to include the obligation on the Tenant not to permit or allow the infringement of the restriction by any person claiming rights to use, enjoy or visit the Property through, under or in trust for the Tenant.

(b)               Restrictions in relation to Premises:  Where the Tenant is placed under an obligation under this Agreement to do or to refrain from doing anything in respect of the Premises, the Building, the Property or the Common Areas, the restriction shall be deemed to include an obligation to do or to refrain from doing that thing in any and all parts of the Premises, the Building, the Property or the Common Areas, as applicable.

(c)                Consents or approvals: Where the Landlord’s consent or approval is required or contemplated under this Agreement, the Landlord shall be entitled to:

(i)       withhold such consent or approval in its absolute discretion;

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(ii)       give such consent or approval subject to terms and conditions and unless stated otherwise, if such terms or conditions are not complied with, the Landlord’s consent or approval shall be deemed not to have been given;

(iii)       withdraw such consent or approval or modify or vary terms or conditions attached to such consent or approval, provided that the Tenant has not already incurred costs or expenses in reliance on the consent or approval or if it has, the Landlord agrees to reimburse the Tenant for such costs and expenses.

In addition, in seeking the Landlord’s consent or approval, the Tenant shall be deemed to represent and warrant at the time such consent or approval is sought that the Tenant has given the Landlord all information reasonably required for the Landlord to make an informed decision on the request and all information provided is materially accurate, complete and not misleading.

(d)               Schedules and Annexures: This Agreement includes the Schedules and Annexures to it, and their provisions shall have the same force and effect as if expressly set out in the body of this Agreement.

(e)               Headings: Headings in this Agreement are inserted for ease of reference only and shall not be taken into account in the construction or interpretation of any covenant, condition or proviso to which they refer.

(f)                Clause, paragraph, Annexure and Schedule references: References in this Agreement to a clause or Schedule or Annexure are references where the context so admits to a clause or Schedule or Annexure in this Agreement.  References in a clause to a paragraph are references to a paragraph of that clause, and references in a Schedule or Annexure to a paragraph are references to a paragraph of that Schedule or Annexure.

(g)               Singular and plural meanings:  Words in this Agreement importing the singular meaning shall include the plural meaning and vice versa.

(h)               Statutes and statutory instruments:  References in this Agreement to any statutes or statutory instruments shall include and refer to any statute or statutory instrument amending, consolidating or replacing them respectively from time to time and for the time being in force.

(i)                  Documents:  References in this Agreement to any agreements or documents shall include and refer to such agreement or document as amended, consolidated or replaced from time to time.

(j)                  Gender:  Words in this Agreement for the masculine gender shall include the feminine and neuter genders and vice versa and words denoting natural persons shall include corporations and firms and all such words shall be construed interchangeably in that manner.

(k)                Including: The word “including” and similar expressions are not words of limitation.

(l)                  Joint and several obligations:  Where two or more persons are included in the term Tenant:

(i)       all covenants, agreements, terms, conditions and restrictions shall be binding on and applicable to them jointly and each of them severally;

(ii)       all rights must be exercised them jointly.

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(m)             Successors and assigns: References to a person including a party to this Agreement includes that person’s successors in title and permitted assigns.

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Schedule 2

Key Terms and Particulars of Rent

1.	Possession Date	:	Not Applicable
	Fitting Out Period	:	Not Applicable
2.	Landlord
	Name	:	RBC INVESTOR SERVICES TRUST SINGAPORE LIMITED in its capacity as trustee of ESR-REIT
	Company Registration No.	:	199504677Z
	Country of Incorporation	:	Singapore
	Address	:	8 Marina View #26-01 Asia Square Tower 1 Singapore 018960
	Facsimile No	:	+65 6827 9339

3.	Tenant
	Name	:	CYBEROPTICS (SINGAPORE) PRIVATE LIMITED
	Company Registration No.	:	200103162D
	Country of Incorporation	:	Singapore
	Address	:	21 Ubi Road 1 #02-01 Singapore 408724
	Facsimile No	:	Not Applicable
	Addressee	:	Jeff Bertelsen
	Email	:	jbertelsen@cyberoptics.com/ dhatteberg@cyberoptics.com
	Tenant's manager, contact number	:	David J. Hatteberg; +1 763-542-5836
	Emergency contact person, contact number	:	David J. Hatteberg; +1 763-542-5836

4.	Property & Building
(a)	Property	:	The whole of Lot No. 5079V of Mukim 23, known as 21 Ubi Road 1, Singapore 408724
(b)	Building name	:	Such name as may be decided by the Landlord and approved by the relevant Authorities

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5.	Premises
	Building Level	:	Level 2
	Unit No(s).	:	#02-01
	Demarcation	:	(for purpose of identification only) edged in red on the attached plan marked Annexure A
6.	Floor Area
19,805.58 Square Feet (Subject to Final Survey)
7.	Term and Term Commencement Date
	Term Commencement Date	:	25 July 2020
	Term	:	3 years from the Term Commencement Date and expiring on 24 July 2023
8.	Security Deposit
Sum of S$198,055.80 equivalent to 4 months' Rent and Service Charge
9.	Utilities Deposit S$12,500
10.	Permitted Use
Assembly of electronics inspection machines, storage of high-tech automated optical equipment with office
11.	Renewal Term
Not Applicable

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12.	Rent and Service Charge
(a)	Rent Rate (per square feet per month)	S$1.90
(b)	Monthly Rent (per month) Which is the Rent Rate specified in Item 12(a) applied to the Floor Area specified in Item 6	S$37,630.60
(c)	Service Charge Rate (per square feet per month)	S$0.60
(d)	Monthly Service Charge (per month) Which is the Service Charge Rate specified in Item 12(c) applied to the Floor Area specified in Item 6	S$11,883.35
(e)	Total Monthly Rent & Service Charge	S$49,513.95
13.	Floor Loading 12.5 kN/m2
14.

Carpark

Landlord will allocate 4 complimentary carpark lots to the Tenant. As Landlord has appointed a third party carpark operator during the lease term, Tenant shall liaise with the appointed carpark operator directly on additional allotment of carpark lots and the carpark fees chargeable.

15.

Any Other Terms and Conditions / Amendments

Air-conditioning will only be supplied from 0800 to 1800 (Mondays to Fridays, excluding Public Holidays).

Tenant is required to submit their request to the Landlord in advance should they require air-conditioning beyond the stipulated time, on weekend or public holiday. Additional request for air-conditioning beyond the stipulated time will be chargeable at S$100.00 per hour (minimum 2 hours).

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SCHEDULE 3

Scope For Property Management And Maintenance Service

1.                                                                                                                                                                                                                         To keep the Premises and the Landlord's fixtures and fittings therein including without limiting the generality of the foregoing, all doors, locks, window frames, window glass, window fittings, floors, interior plaster and other finishing materials and rendering to walls and ceiling, drainage, water and other pipes and sanitary water, gas and electrical apparatus and wiring, air-conditioning and other installations from the points where the supplies enter into meters that may serve the Premises in good clean tenantable substantial and proper repair and condition (fair wear and tear alone excepted) and to so maintain the same at the expense of the Tenant and not to substitute or replace any external window of the Building but upon any window becoming damaged, broken or defective to give notice to the Landlord.

2.                 The Tenant particularly agrees:

(a)              to reimburse the Landlord the cost of replacing all windows broken or damaged by the negligence of the Tenant or its employees, customers, invitees or licensees;

(b)              to preserve and protect the fire detection and fire fighting installations provided by the Landlord within the Premises against possible damage or unauthorised interference and to indemnify the Landlord against all costs claims and damages arising from all damage thereto;

(c)               to be wholly responsible for any damage or injury caused to any other person whomsoever directly or indirectly through the defective or damaged condition of any part of the Premises and to make good the same by payment or otherwise and to indemnify the Landlord against all costs, claims, demands, actions, liabilities and legal proceedings whatsoever made upon the Landlord by any person in respect thereof;

(d)              to make good to the satisfaction of the Landlord any damage or breakage caused to any part of the Premises and/or the Building and/or to the Landlord's fixtures and fittings by the transportation of the Tenant's goods or effects or as a consequence of any neglect or malicious act or default of the Tenant its employees or invitees.

3.             Waste collection service:  All waste disposals from the Property, be it the Tenant's or its Representatives’ refuse, shall strictly follow the guidelines set by the Environment Public Health Act.

4.                Pest control service:  The Tenant shall regularly examine and exterminate all pests including and not limited to rodents, cockroaches, ants and termites in the Premises at least once a month.

5.                 Other periodic property maintenance programs:

(a)                Ensure good up keeping of signage(s) and renewal of the relevant certificate(s).

(b)                The windows and doors are regularly painted and kept in a good state of repair.

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(c)                The Premises is kept clean and free from scribbling or drawings on walls, floors or ceilings.

(d)                Adequate ventilation and lighting are provided in all common and circulation areas and lifts, and any blown fuses, bulbs or defective wires and switches are immediately replaced.

(e)                Roofing and gutters, when damaged, are to be repaired as soon as possible.

(f)                 All drawings are to be kept at the maintenance department at all times.  This is to ensure proper control of the building services records.

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Schedule 4

Prohibited Material / Items / Activities On The Premises, Building Or Property

The manufacturing (including without limitation printing and publication), assembly and storage of following:

  Pornography, lewd and sexually suggestive materials; and

  Weaponry, ammunition or other device, gadget or mechanism of any description, the primary purpose of utilisation is capable of inflicting bodily harm to humans and may depending on severity of application, result in death to humans.

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SCHEDULE 5

List Of Licences

(where applicable)

  Advertisement Licence;
  Vehicle Parking Certificate Parking Place Licence;
  Foodshop Licence;
  Dangerous Goods Licence; and
  Flammable Materials Licence.
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IN WITNESS WHEREOF, the parties herein have caused this Agreement to be executed on the day and year first above written:

SIGNED by for and on behalf of RBC INVESTOR SERVICES TRUST SINGAPORE LIMITED
(in its capacity as trustee of ESR-REIT) in the presence of:	Name: Designation:

Name: Designation:

______________________________

Witness’ signature

Name :

Identity Card / Passport No:

SIGNED by Jeffrey A. Bertelsen for and on behalf of CYBEROPTICS (SINGAPORE) PRIVATE LIMITED In the presence of:
Name:[1] Jeffrey A. Bertelsen Designation: Executive VP & CFO/COO

______________________________

Witness’ signature

Name: David Hatteberg – Corporate Counsel

Identity Card / Passport No: US Passport No. 580404236

_________________________

1 Authorised signatory to sign and insert Company stamp. For Company, please insert designation of signatory (e.g. Director etc).

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ANNEXURE A

Plan of Premises

U B I R O A D 1
Void
No 02-01
1840 sq m
No 02-02
407 sq m
Goods Lift

2ND. STOREY

SCALE 1 : 300

0 Metres 10 20 Metres

UNITED SURVEYORS PTE. LTD.
1092 LOWER DELTA ROAD No.03-01/03
TIONG BAHRU INDUSTRIAL ESTATE
SINGAPORE 169203
Tel : 6278 9985 Fax : 6278 7872
Email : unsurv@singnet.com.sg

TITLE :

NET LEASABLE AREA (NLA) MEASUREMENT SURVEY AT NO 21 UBI ROAD

Drawing No :	13 285 / 2 of 8	Scale :	1 : 300 (A3)
Drawn By :	Bernadette T	Checked By :	SE CHIA
Surveyed By :	Nurpahidah, Lim Chee Yeat and Yuen Jin Lian		
Date of Survey :	28/08/2013 to 21/01/2013		

GREGORY V. TAN

Legend

M/Toilet	Male Toilet
F/Toilet	Female Toilet
E/Toilet	Executive Toilet
H/C Toilet	Handicap Toilet

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